Filed pursuant to Rule 424(b)(3)
Registration No. 333-140005


                                    PROSPECTUS
                              ON THE GO HEALTHCARE, INC.
                          OFFERING UP TO 24,823,734 SHARES
                                 OF COMMON STOCK

This prospectus relates to the resale of up to 24,823,734 shares of our common stock by Dutchess Private Equities Fund, Ltd. and other selling stockholders, listed in the selling stockholder table. We are not selling any securities in this offering and therefore will not receive any proceeds from this offering. We may receive proceeds from the possible future exercise of warrants and options. All costs associated with this registration will be borne by us.
Our common stock is traded on the Over-The-Counter Bulletin Board under the trading symbol "ONGO.OB". On June 4, 2007, the last reported sale price of our common stock on the Over-The-Counter Bulletin Board was $0.014 per share.

We currently have two open registration statements. Shareholders may sell their shares pursuant to these registration statements at the same time as shares on this registration statement may be sold. The two open registration statements have file numbers 333-135212 and 333-131963 issued by the Securities and Exchange Commission, and offer up to 617,000 and 15,610,500 shares of common stock, respectively. There are approximately 49,000 shares open on registration statement file number 333-135212 and there are approximately 152,000 shares open on registration statement file number 333-131963. These numbers have been reduced to reflect a 1:50 reverse stock split on August 10, 2006.

                         __________________________________

                   THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
        YOU SHOULD PURCHASE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS.
                       SEE "RISK FACTORS" BEGINNING ON PAGE 7.
                        ____________________________________

You should rely only on the information provided in this prospectus or any supplement to this prospectus and information incorporated by reference. We have not authorized anyone else to provide you with different information. Neither the delivery of this prospectus nor any distribution of the shares of common stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus.

Dutchess Private Equities Fund, Ltd. and any broker-dealers who act in connection with the sale of its shares may be deemed to be "underwriters" within the meaning of the Securities Act. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this Prospectus is June 5, 2007


                                TABLE  OF  CONTENTS

PROSPECTUS  SUMMARY........................................................ 5
RISK  FACTORS.............................................................. 7
CAUTIONARY  STATEMENT  CONCERNING  FORWARD-LOOKING  STATEMENTS.............11
USE  OF  PROCEEDS..........................................................12
DETERMINATION  OF  OFFERING  PRICE.........................................13
DILUTION...................................................................13
SELLING  SECURITY  HOLDERS.................................................14
PLAN  OF  DISTRIBUTION.....................................................22
LEGAL  PROCEEDINGS.........................................................23
DIRECTORS,  EXECUTIVE  OFFICERS,  PROMOTERS  AND  CONTROL  PERSONS.........24
SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT......25
DESCRIPTION  OF  COMMON STOCK..............................................26
INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL.................................26
DISCLOSURE  OF  COMMISSION  POSITION  OF  INDEMNIFICATION  FOR  SECURITIES
  ACT  LIABILITIES.........................................................26

DESCRIPTION  OF  BUSINESS..................................................26
MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OR  PLAN  OF  OPERATION...........30
DESCRIPTION  OF  PROPERTY..................................................36
CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS.........................36
MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS............37
EXECUTIVE  COMPENSATION....................................................38
FINANCIAL  STATEMENTS................................................F1 - F50
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
  FINANCIAL DISCLOSURE.....................................................40

                             PROSPECTUS SUMMARY

The following information is a summary of the prospectus and it does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus carefully, including the financial statements and the notes relating to the financial statements.

                         ON THE GO HEALTHCARE, INC.

We incorporated in the State of Delaware on July 21, 2000. We immediately acquired International Mount Company Limited, a private corporation owned and operated by Stuart Turk. In October 2003, we acquired the assets and liabilities of Compuquest, Inc. through our subsidiary International Mount. Compuquest was incorporated under the laws of Ontario, Canada in November 1989. Compuquest is an authorized dealer of computer hardware, software and peripherals for Acer America, AST Computer, Hewlett-Packard, Microsoft and Toshiba.

On June 1, 2004, we acquired the assets and liabilities of Vital Baby Innovations, Inc., a Canadian company headquartered in Toronto, Ontario, the exclusive distributor of the Heinz Baby Basics feeding accessories range and Sudocrem diaper rash cream in Canada.

On February 28, 2005, we acquired 1637033 Ontario Limited and its wholly-owned subsidiary, Helios/Oceana Ltd., an Ontario-based company, that provides IT professional services. We paid for this acquisition by acting on a security agreement on a note receivable for $202,721 and assuming net liabilities of $148,135.

On July 5, 2005, we entered into an Asset Sale Agreement with Vital Products, Inc. We agreed to sell all of our assets and equipment used in our Childcare Division. In exchange for the assets, Vital Products agreed to issue 1,000,000 shares of common stock having an aggregate fair market value of $250,000 and two term notes in the amount of $750,000 and $255,000. After this transaction, we decided to focus solely on our computer business.

On July 19, 2005, we entered into an agreement with Elaine Abate, John Abate, Gerhard Schmid, Frank Abate, 1066865 Ontario Inc., and Infinity Technologies Inc. to purchase all of the issued and outstanding shares of Infinity Technologies Inc. stock in exchange for $3,120,000 Canadian dollars. The purchase price was paid in a combination of shares of our restricted stock, cash, and a promissory note for $500,000. The promissory note pays no interest and was paid in three equal payments on January 15, 2006, February 15, 2006, and March 15, 2006.

On January 10, 2006, we entered into an agreement to purchase all of the issued and outstanding shares of Island Corporation stock in exchange
for $2,311,536 Canadian dollars.   The purchase price was paid in a
combination of 1,060,000 shares of our restricted stock, $1,100,000 in cash
and a promissory note for $400,000.   The promissory note pays no interest
and will be paid as follows: $100,000 on or before January 20, 2006 and the remaining $300,000 paid in twelve equal payments starting on March 31, 2006 and continuing monthly until paid in full.

On January 31, 2006 we entered into an agreement to purchase certain assets
of Solutions In Computing, Inc. in exchange for $280,000 U.S. dollars.   The
purchase price will be paid for with a combination of 700,000 shares of our restricted stock and 100,000 Canadian dollars in cash and a promissory note for $95,000 Canadian dollars with interest at the rate of 5% per year as follows: monthly payments of principle and interest in the amount of $2,845 on the first day of each and every month with the first of such payments to be due and payable on March 1, 2006 and the last of such payments to be due and payable on August 1, 2008.

During May 2006, we amalgamated all of our subsidiaries into On the Go Technologies, Inc. Accordingly, as of July 31, 2006, we conduct our operations directly and through our wholly-owned subsidiary On The Go Technologies, Inc.


HOW TO CONTACT US

Our principal executive offices are located at 85 Corstate Avenue, Unit #1, Concord, Ontario, Canada L4K 4Y2. Our telephone number is (905)760-2987.

THE OFFERING

This prospectus relates to the resale of up to 24,823,734 shares of our common stock by Dutchess Private Equities Fund, Ltd. which will obtain shares of our common stock pursuant to an equity line transaction and other selling shareholders. This prospectus relates to the resale of our stock by the selling shareholders either in the open market or to other investors through negotiated transactions.

Common stock offered            24,823,734 shares

Use of Proceeds                 We will not receive any proceeds from the sale
                                by the selling stockholders of our common stock. We will receive proceeds from our Investment Agreement with Dutchess Private
                                Equities Fund.  See "Use of Proceeds."

Symbol for our common stock     Our common stock trades on the Over-The-Counter
                                Bulletin Board Market under the ticker symbol
                                "ONGO.OB"

OUR CAPITAL STRUCTURE AND SHARES ELIGIBLE FOR FUTURE SALE (1)

Shares of common stock outstanding as of April 16, 2007          46,966,779

Shares of common stock being registered pursuant to the
equity line of credit (3)                                         1,500,000
                                                               ------------
Total                                                            48,466,779

   (1) All share numbers reflect a 1:30 reverse stock split on October 4, 2004, and a 1:50 reverse stock split on August 10, 2006.

   (2) Assumes:

               No exercise of an option held by Stuart Turk to acquire 334 common shares at an exercise price of $75.00 per share with an expiration date of July 15, 2008.

               No conversion of 110,800 shares of Series A Preferred Stock into 11,080,000 shares of common stock held by Stuart Turk.

               No conversion of 118,334 shares of Series A Preferred Stock into 11,833,400 shares of common stock held by Cellular Connection. Stuart Turk is the Principal of Cellular Connection.

               No exercise of Series "D" warrants for 3,650 shares of our common stock held by 1 investor. The Series "D" warrants have an exercise price of $20.00 and expire January 31, 2008.

               No exercise of warrants we issued to Laurus Master Trust to purchase up to 28,400 shares of our common stock at a price of $32.50 per share. The warrants expire on July 14, 2012.

   (3) For the purpose of determining the number of shares subject to registration with the Securities and Exchange Commission, we have assumed that we will issue no more than 1,500,000 shares pursuant to the exercise of our put right under the Investment Agreement. However, there is no limit to the number of shares we may register pursuant to the Investment Agreement and the number of shares that we will actually issue pursuant to the Investment Agreement may be more than or less than 1,500,000, depending on the trading price of our common stock at the time of each put and how many times we issue a put. We currently have no intent to exercise the put right in a manner that would result in our issuance of more than 1,500,000 shares, but if we were to exercise the put right in that manner, we would be required to file a subsequent registration statement with the Securities and Exchange Commission and for that registration statement to be deemed effective prior to the issuance of any such additional shares.



                                RISK FACTORS

                         RISKS RELATED TO OUR BUSINESS

WE HAVE HAD LOSSES SINCE OUR INCEPTION AND EXPECT LOSSES TO CONTINUE IN THE FORESEEABLE FUTURE. WE MAY NEVER BECOME PROFITABLE.

We had a net loss of $6,342,635 for the year ended July 31, 2006 and a net loss of $1,033,028 for the year ended July 31, 2005. Our future operations may not be profitable if we are unable to develop our business. Revenues and profits, if any, will depend upon various factors, including whether we will be able to receive funding to develop and market new products or find additional businesses to operate and/or acquire. We may not achieve our business objectives and the failure to achieve these goals would have an adverse impact on our business.


WE HAVE A LIMITED OPERATING HISTORY AND YOU MAY LOSE YOUR INVESTMENT IF WE ARE UNABLE TO MARKET OUR COMPUTER PRODUCTS.

Until October 2003 when we acquired Compuquest, we engaged only in limited business activities manufacturing child and healthcare products. We may be faced with problems, delays, expenses and difficulties, which are typically encountered by companies in an early stage of development, many of which may be beyond our control. We may not be able to acquire our products at reasonable cost, or market successfully, any of our products. Therefore, we could go out of business and you may lose your investment.

WE GRANTED LAURUS MASTER FUND A SECURITY INTEREST IN SUBSTANTIALLY ALL OF OUR ASSETS AND, IF WE DEFAULT ON OUR FINANCING ARRANGEMENT WITH THEM, THEY HAVE THE RIGHT TO TAKE SUBSTANTIALLY ALL OF OUR ASSETS.

As part of our financing facility with Laurus, we granted Laurus a security interest in substantially all of our assets. The financing facility requires us to repay Laurus funds that they advanced according to specific terms. If we do not comply with the terms of the financing facility, Laurus will have the right to seize substantially all of our assets. Additionally, Laurus could liquidate our assets and retain any and all of the funds from the liquidation.

WE MAY NOT BE ABLE TO OBTAIN HARDWARE, SOFTWARE AND PERIPHERALS AT AN ACCEPTABLE COST TO BE COMPETITIVE IN THE MARKETPLACE WHICH COULD INCREASE OUR COSTS AND LOWER OUR GROSS PROFIT.

We rely on the supply of hardware, software and peripherals from the same distributors as our competitors and we may not be able to obtain them at a cost that will allow us to produce a profit or sell our products at a competitive price. Furthermore, we do not have formal agreements with our suppliers and are subject to price increases. If we can not obtain supplies at competitive prices, our revenues may decrease and we may not be able to attain or sustain profitability.

WE NEED EXTERNAL FUNDING TO SUSTAIN AND GROW OUR BUSINESS AND IF WE CAN NOT FIND THIS FUNDING ON ACCEPTABLE TERMS, WE MAY HAVE TO CURTAIL OUR OPERATIONS AND WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN WHICH WOULD REDUCE OUR REVENUES AND OUR STOCK MAY DECLINE.

We may not be able to generate sufficient revenues from our existing operations to fund our capital requirements. Additionally, our business plan contemplates the acquisition of new enterprises and the proceeds from our financing with Laurus may not be sufficient to fully implement our business plan.
Accordingly, we will require additional funds to enable us to operate profitably and grow our business. This financing may not be available on terms acceptable to us or at all. We currently have no bank borrowings and it is unlikely that we will be able to arrange debt financing in addition to our facility with Laurus. If we cannot raise additional capital through issuing stock or bank borrowings, we may not be able to sustain or grow our business which may cause our revenues and stock price to decline.

OUR ORIGINAL STOCKHOLDERS WILL HAVE CONTROL OVER OUR POLICIES AND AFFAIRS FOR THE FORESEEABLE FUTURE AND THESE STOCKHOLDERS MAY TAKE CORPORATE ACTIONS THAT COULD NEGATIVELY IMPACT OUR BUSINESS AND STOCK PRICE.

Our original Stockholders own at least 51% of our voting securities. The original stockholders will continue to control our policies and affairs and all corporate actions requiring stockholder approval, including election of directors. Additionally, Mr. Stuart Turk, our Chairman, President and Chief Executive Officer, currently controls a majority of our voting securities. Mr. Turk's holdings may delay, deter or prevent transactions, such as mergers or tender offers, that would otherwise benefit investors.

TO INCREASE OUR REVENUE, WE MUST INCREASE OUR SALES FORCE AND EXPAND OUR DISTRIBUTION CHANNELS. IF WE ARE NOT SUCCESSFUL IN THESE EFFORTS, OUR BUSINESS WILL NOT GROW WHICH COULD RESULT IN A DECREASE IN OUR STOCK PRICE.

To date, we have sold our products primarily through our direct sales and tele-sales force. Our future revenue growth will depend in large part on recruiting and training additional direct sales and tele-sales personnel and expanding our distribution channels. We may experience difficulty recruiting qualified sales and support personnel and establishing third-party distribution relationships. We may not be able to successfully expand our tele-sales force or other distribution channels, and any expansion, if achieved, may not result in increased revenue or profits.

WE MAY ENCOUNTER DIFFICULTIES MANAGING OUR PLANNED GROWTH, WHICH WOULD ADVERSELY AFFECT OUR BUSINESS AND COULD RESULT IN DECREASING REVENUES AS WELL AS A DECREASE IN OUR STOCK PRICE.

As of March 15, 2007 we had 46 employees. We intend to expand our customer base. To manage our anticipated growth, we must continue to improve our operational and financial systems and expand, train, retain and manage our employee base. Because of the registration of our securities, we are subject to reporting and disclosure obligations, and we anticipate that we will hire additional finance and administrative personnel to address these obligations. In addition, the anticipated growth of our business will place a significant strain on our existing managerial and financial resources. If we can not effectively manage our growth, our business may be harmed.


IF WE LOSE THE SKILLS OF THE FOUNDERS OF EACH OF OUR ACQUIRED COMPANIES, OUR ABILITY TO ATTAIN PROFITABILITY MAY BE IMPEDED AND IF WE DO NOT ATTAIN PROFITABILITY, OUR STOCK PRICE MAY DECREASE AND YOU COULD LOSE PART OR ALL OF YOUR INVESTMENT.

In October 2003, we acquired Compuquest. In 2005, we acquired Infinity Technologies and Helios/Oceana. In 2006, we acquired Island Corporation and Solutions in Computing. We have retained the services of the founder of most of the companies we have acquired. We believe the services that each of these founders provides are critical to our success. The founders hold prime relationships with key suppliers. These relationships afford us access to valuable resources that help ensure product availability on time that is competitively priced. If we were to lose the benefit of these services, our ability to develop and market our computer products may be significantly impaired, which would impede our ability to attain profitability.

                           RISKS RELATED TO OUR STOCK

"PENNY STOCK" RULES MAY MAKE BUYING OR SELLING OUR SECURITIES DIFFICULT WHICH MAY MAKE OUR STOCK LESS LIQUID AND MAKE IT HARDER FOR INVESTORS TO BUY AND SELL OUR SHARES.

Trading in our securities is subject to the SEC's "penny stock" rules and it is anticipated that trading in our securities will continue to be subject to the penny stock rules for the foreseeable future. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by these requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.

OUR SECURITIES HAVE BEEN THINLY TRADED ON THE OVER-THE-COUNTER BULLETIN BOARD, WHICH MAY NOT PROVIDE LIQUIDITY FOR OUR INVESTORS.

Our securities are quoted on the Over-the-Counter Bulletin Board. The Over-the-Counter Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASDAQ Stock Market or national or regional exchanges. Securities traded on the Over-the-Counter Bulletin Board are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. The Securities and Exchange Commission's order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the Over-the-Counter Bulletin Board. Quotes for stocks included on the Over-the-Counter Bulletin Board are not listed in newspapers. Therefore, prices for securities traded solely on the Over-the-Counter Bulletin Board may be difficult to obtain and holders of our securities may be unable to resell their securities at or near their original acquisition price, or at any price.

INVESTORS MUST CONTACT A BROKER-DEALER TO TRADE OVER-THE-COUNTER BULLETIN BOARD SECURITIES. AS A RESULT, YOU MAY NOT BE ABLE TO BUY OR SELL OUR SECURITIES AT THE TIMES THAT YOU MAY WISH.

Even though our securities are quoted on the Over-the-Counter Bulletin Board, the Over-the-Counter Bulletin Board may not permit our investors to sell securities when and in the manner that they wish. Because there are no automated systems for negotiating trades on the Over-the-Counter Bulletin Board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders an order to buy or sell a specific number of shares at the current market price it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and its execution.

WE DO NOT INTEND TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE, THEREFORE, YOU MAY NEVER SEE A RETURN ON YOUR INVESTMENT.

We do not anticipate the payment of cash dividends on our common stock in the foreseeable future. We anticipate that any profits from our operations will be devoted to our future operations. Any decision to pay dividends will depend upon our profitability at the time, cash available and other factors. Therefore, you may never see a return on your investment. Investors who anticipate a need for immediate income from their investment should not purchase the securities.

WE MAY NOT HAVE SUFFICIENT SHARES AVAILABLE TO FULLY ACCESS THE EQUTIY LINE WITH DUTCHESS AND MAY NEED TO SEEK ADDITIONAL CAPITAL TO MEET OUR WORKING CAPITAL NEEDS.

We may only issue a put to Dutchess if we have registered the shares of common stock. This prospectus is registering 1,500,000 shares of common stock that we may issue pursuant to the equity line if the Registration Statement is declared effective by the Securities and Exchange Commission. On March 15, 2007, the closing price of our common stock was $0.029. Assuming we issue puts only at $0.029, we would be able to access approximately $43,500 of our equity line pursuant to the Investment Agreement. We currently have no intent to exercise the put right in a manner that would require us to register more shares in addition to the 1,500,000 shares we are currently registering, but if we were to exercise the put right in that manner, we would be required to file a subsequent registration statement with the Securities and Exchange Commission and for that registration statement to be deemed effective prior to the issuance of any such additional shares.

If we can not raise sufficient funds pursuant to our Investment Agreement with Dutchess, for our capital requirements, we will need to seek additional funding which may not be available on terms acceptable to us or at all.

DUTCHESS MAY SHORT SELL OUR STOCK DURING THE PERIODS WE ISSUE A PUT WHICH MAY CAUSE OUR STOCK PRICE TO DECREASE.

Pursuant to the Investment Agreement, Dutchess has the right to short sell the amount of stock we expect to issue to them during the period we issue a put. If Dutchess actually sells our stock short, our stock price may decrease. If our stock price decreases, you may lose some or all of your investment.

EXISTING STOCKHOLDERS MAY EXPERIENCE SIGNIFICANT DILUTION FROM THE SALE OF SECURITIES PURSUANT TO OUR INVESTMENT AGREEMENT WITH DUTCHESS.

The sale of shares pursuant to our Investment Agreement with Dutchess will have a dilutive impact on our stockholders. As a result, our net income per share,if any, could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price at the time we exercise our put option, the more shares we will have to issue to Dutchess to draw down on the full equity line with Dutchess. If our stock price decreases, then our existing stockholders would experience greater dilution.

DUTCHESS WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK, WHICH MAY CAUSE OUR STOCK PRICE TO DECLINE.

The common stock to be issued under our agreement with Dutchess will be purchased at a 6% discount to the lowest closing best bid price of our common stock during the five trading days after our notice to Dutchess of our election to exercise our put right. These discounted sales could cause the price of our common stock to decline and you may not be able to sell our stock for more than you paid for it.


CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We generally use words such as "believe," "may," "could," "will," "intend," "expect," "anticipate," "plan," and similar expressions to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in our "Risk Factor" section and from time to time in our reports filed with the Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by Dutchess Private Equities Fund, Ltd. and certain selling stockholders. We will not receive any proceeds from the sale by the selling stockholders of our common stock. We will receive proceeds from our Investment Agreement with Dutchess Private Equities Fund. The purchase price of the shares purchased under the Investment Agreement will be equal to 94% of the lowest of the closing best bid prices of our common stock on the Over-The-Counter Bulletin Board for the five days immediately following the date of our notice of election to exercise our put.

For illustrative purposes, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Investment Agreement. The Gross Proceeds represent the total dollar amount that Dutchess is obligated to purchase. The table assumes estimated offering expenses of $50,000.

                                                   Proceeds       Proceeds
                                                 If 100% Sold    If 50% Sold
                                                 ------------    -----------
Gross proceeds                                   $5,000,000      $2,500,000
Estimated accounting, legal and
associated expenses of Offering                    $ 50,000        $ 50,000
                                                  ---------       ---------
Net Proceeds                                     $4,950,000      $2,450,000
                                                 ==========      ==========

                                       Priority    Proceeds        Proceeds
                                                  ---------       ---------
Retirement of Debt                        1st    $2,000,000      $2,000,000
Sales and marketing                       2nd    $1,000,000      $  200,000
Working capital and general
      corporate expenses                  3rd    $1,400,000      $  250,000
Mergers and Acquisitions                  4th    $  500,000      $        0
Expansion of internal operations          5th    $   25,000      $        0
Facilities and capital expenditures       6th    $   25,000      $        0
                                                  ---------       ---------
                                                 $4,950,000      $2,450,000

Proceeds of the offering which are not immediately required for the purposes described above will be invested in United States government securities, short-term certificates of deposit, money market funds and other high-grade, short-term interest-bearing investments.


THE INVESTMENT AGREEMENT

We entered into an Investment Agreement also referred to as an Equity
Line of Credit with Dutchess Private Equities Fund on January 16, 2007. That agreement provides that, following notice to Dutchess, we may put to Dutchess up to $5 million in shares of our common stock for a purchase price equal to 94% of the lowest closing best bid prices on the Over-the-Counter Bulletin Board of our common stock during the five day period following that notice.

Dutchess will only purchase shares when we meet the following conditions:

        * a registration statement has been declared effective and remains effective for the resale of the common stock subject to the Equity Line;

        * our common stock has not been suspended from trading for a period of five consecutive trading days and we have not been notified of any pending or threatened proceeding or other action to de-list or suspend our common stock;

        * we have complied with our obligations under the Investment Agreement and the Registration Rights Agreement;

        * no injunction has been issued and remains in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of our common stock; and

        * the issuance of the Securities will not violate the stockholder approval requirements of the Over-the-Counter Bulletin Board.


The Investment Agreement will terminate on January 16, 2010 or when the following event occurs:

        * Dutchess has purchased an aggregate of $5 million of our common stock

The Investment Agreement will be suspended when the following events occur:

        * trading of our common stock is suspended for a period of 2 consecutive trading days; or

        * our common stock ceases to be registered under the 1934 Act. The Investment Agreement will be suspended for as long as our common stock ceases to be unregistered.



                        DETERMINATION OF OFFERING PRICE

The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board or in negotiated transactions during the term of this offering. These prices will fluctuate based on the demand for the shares.

                                  DILUTION

Our net tangible book value as of January 31, 2007 was $4,062,057, or $0.61 per share of common stock. Net tangible book value is determined by dividing our tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made by the selling stockholders, none of these proceeds will be paid to us, however, the private offering proceeds will be paid to us and our net tangible book value will be positively affected by this offering. Thus, our net tangible book value will be impacted by the common stock to be issued to the selling stockholders. The amount of dilution will depend on the initial shares issued. The following example shows the dilution to new investors at an offering price of $0.25 per share. If we assume that we were to issue 1,500,000 shares of common stock at an assumed offering price of $0.25 per share, less $50,000 of offering expenses, our net tangible book value as of January 31, 2007 would have been $4,387,057, or $0.54 per share. This represents an immediate decrease in net tangible book value to existing stockholders of $0.07 per share and an immediate increase to new stockholders of $0.29 per share.

Net tangible book value per share before this offering              $ 4,062,057
Net tangible book value after this offering                         $ 4,387,057
Assumed average public offering price per share                        $ 0.25
Net tangible book value per share after this offering                  $ 0.54
Dilution of net tangible book value per share to existing stockholders $ 0.07
Increase in net tangible book value per share to new investors         $ 0.29

You should be aware that there is an inverse relationship between our stock price and the number of shares to be issued under the Investment Agreement to Dutchess Private Equities Fund. That is, as our stock price declines, we would be required to issue a greater number of shares under the Investment Agreement for a given advance. This inverse relationship is demonstrated by the table below, which shows the number of shares to be issued under the Investment Agreement at a price of $0.25 per share and 25%, 50% and 75% discounts to that price.

Offering price:  $0.25         75%           50%          25%            -
PURCHASE PRICE:(1)            $0.0625        $0.125       $0.1875         $0.25
NO.  OF SHARES:(2)         80,000,000    40,000,000    26,666,667    20,000,000
TOTAL OUTSTANDING:(3)      97,766,779    57,766,779    44,433,446    37,766,779
PERCENT OUTSTANDING:(4)        81.8%        69.2%          60.0%         53.0%

(1)  Represents the approximate market price on January 10, 2007

(2) Represents the number of shares of common stock to be issued at the prices set forth in the table to generate $5,000,000 in gross proceeds.

(3) Represents the total number of shares of common stock outstanding after the issuance of the shares, assuming no issuance of any other shares of common stock.

(4) Represents the shares of common stock to be issued as a percentage of the total number shares of common stock outstanding (assuming no exercise or conversion of any options, warrants or other convertible securities).



                            SELLING SECURITY HOLDERS

Based upon information available to us as of April 16, 2007, the following table sets forth the names of the selling stockholders, the number of shares owned, the number of shares registered by this prospectus and the number and percent of outstanding shares that the selling stockholders will own after the sale of the registered shares, assuming all of the shares are sold. The information provided in the table and discussions below has been obtained from the selling stockholders. The selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares beneficially owned, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act of 1933.
As used in this prospectus, "selling stockholder" includes donees, pledgees, transferees or other successors-in-interest selling shares received from the named selling stockholder as a gift, pledge, distribution or other non-sale related transfer that took place after the effective date of this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.

Name and address         Ownership   Number of    Number of Shares  Percentage
of beneficial owner      Before      Shares        Owned After      Owned After
                         Offering    Offered(1)     Offering(2)     Offering(3)
-------------------------------------------------------------------------------

Dutchess (4)            1,900,000     1,900,000            -0-             *%

Tony Diveronica(5)         10,000        10,000            -0-             *%

Stuart Turk (6)        11,750,893    11,080,334          670,559          1.4%

Cellular Connection (7)11,833,400    11,833,400            -0-             *%
___________________

* Less than 1%


(1) All share numbers reflect a 1:30 reverse stock split on October 4, 2004 and a 1:50 reverse stock split on August 10, 2006.

(2) These numbers assume the selling stockholders sell all of the shares offered prior to the completion of the offering.

(3) Based on 46,966,779 shares outstanding as of April 16, 2007.

(4) The directors and control persons with shared voting and dispositive powers with respect to the shares being offered for resale of Dutchess Private Equities Fund are Michael Novielli and Douglas Leighton. We are registering 1,500,000 shares pursuant to the Investment Agreement and 400,000 shares owned by Dutchess. For the purpose of determining the number of shares subject to registration with the Securities and Exchange Commission, we have assumed that we will issue not more than 1,500,000 shares pursuant to the exercise of our put right under the Investment Agreement, although the number of shares that we will actually issue pursuant to that put right may be more than or less than 1,500,000, depending on the trading price of our common stock.
    We currently have no intent to exercise the put right in a manner that would result in our issuance of more than 1,500,000 shares, but if we were to exercise the put right in that manner, we would be required to file a subsequent registration statement with the Securities and Exchange Commission and for that registration statement to be deemed effective prior to the issuance of any such additional shares.

(5) Mr. Diveronica received restricted shares on July 28, 2006 for consulting services.

(6) Our Chief Executive Officer, Stuart Turk owns 670,559 shares of common stock and 110,800 Series A Preferred Shares. Each share of Series A Preferred Stock can convert into 100 shares of common stock. Mr. Turk also owns an option to acquire 334 shares of common stock at an exercise price of $75.00 with an expiration date of July 15, 2008. We are registering the common stock that Mr. Turk will receive if he exercises all of his options and converts all the shares of Series A Preferred Stock.

    As of July 31, 2005, Mr. Turk was the beneficial owner of or entitled to receive 27,930,067 shares of the common stock of the Company. Mr. Turk entered into the Lock-Up Agreement on July 31, 2005. Under the terms of the Agreement, Mr. Turk will not sell or otherwise dispose of any shares of common stock or any options, warrants or other rights to purchase shares of common stock or any other equity security of the Company which he owns or has a right to acquire as of July 31, 2005 for one year, other than in connection with an offer made to all shareholders of the Company or any merger, consolidation or similar transaction involving the Company. Mr. Turk further agreed that from July 31, 2006 through July 31, 2007, he will not sell or otherwise dispose of 22,913,734 shares of common stock or any options, warrants or other rights to purchase shares of Common Stock or any other equity security of the Company which he owns or had a right to acquire as of July 31, 2005, other than in connection with an offer made to all shareholders or any merger, consolidation or similar transaction involving the Company.

(7) Cellular Connection owns -0- shares of common stock and 118,334 shares of Series A Preferred Stock. Each share of Series A Preferred Stock can convert into 100 shares of common stock. We are registering the common stock that Cellular Connection will receive if it converts all the shares of Series A Preferred Stock. Our Chief Executive Officer, Mr. Stuart Turk, is the sole principal and control person with voting and dispositive powers with respect to the shares being offered for resale by The Cellular Connection Ltd.


DUTCHESS PRIVATE EQUITIES FUND, LP

We have had the following transactions with Dutchess Private Equities Fund, LP and affiliates of Dutchess Private Equities Fund.

We began working with Dutchess on or around June 2003 for purposes of raising capital. At that time, we were seeking capital from several sources and determined that Dutchess offered us the most attractive terms for the financing we were seeking.

On July 21, 2003, we signed an Investment Agreement for the issuance of common shares pursuant to an equity line of credit agreement with Dutchess Private Equities Fund. The quantity of shares to be issued was limited by the volume of shares traded and the price determined at 94% of the average of the three lowest closing best bids during the pricing period.

Pursuant to the Investment Agreement, we could periodically sell or "put" shares of Common Stock to Dutchess to raise capital to pay outstanding debt and to fund our working capital needs, by giving notice of Dutchess of our election to exercise the put right. A closing was held seven trading days after such written notice at which time we delivered shares of common stock and Dutchess paid the purchase price for the shares. We could put shares pursuant to the Investment Agreement once the underlying shares were registered with the Securities and Exchange Commission. Thereafter, we could continue to put shares to Dutchess until Dutchess has paid a total of $2.5 million or until 36 months after the effectiveness of the accompanying Registration Statement, whichever occurs first.

Among other restrictions, the amount of each advance was subject to a maximum advance amount of $1.0 million and based on an average daily volume of our common stock. Unless waived by Dutchess, and subject to a per put cap, the maximum amount of each put exercise was equal to, at our election (I) 200% of the average daily volume of the common stock for the 10 trading days prior to the applicable put notice multiplied by the average of the three daily closing bid prices immediately preceding the date of the put, or (II)$20,000. We used $608,215 of the Equity Line through February 16, 2004.

We believe the benefit Dutchess received from the Investment Agreement was the amount of the 6% discount they received on our shares, assuming they sold those shares immediately into the market at market prices. We can not determine their profit if they determined to hold the shares because we can not precisely determine when and to whom Dutchess sold our shares or the price they sold the shares for. We also do not know if Dutchess paid transaction fees or other expenses for their role in the transaction that would have decreased their profit.

This Equity Line of Credit Agreement was replaced by a new Equity Line of Credit Agreement with Dutchess Private Equities Fund, dated February 27, 2004, in the amount of $5 million. The number of shares that we are permitted to put pursuant to the Investment Agreement is equal to, at our election, either: a) 200% of the average daily volume (U.S. market only) of our common stock for the 10 trading days prior to the date we deliver the put notice multiplied by the average of the three daily closing best bid prices immediately preceding the date we deliver the put notice, or b) $50,000.
In no event shall the amount of the put be more than $1,000,000.

We believe the benefit Dutchess received from the Investment Agreement was the amount of the 6% discount they received on our shares, assuming they sold those shares immediately into the market at market prices. We can not determine their profit if they determined to hold the shares because we can not precisely determine when and to whom Dutchess sold our shares or the price they sold the shares for. We also do not know if Dutchess paid transaction fees or other expenses for their role in the transaction that would have decreased their profit.

The following table sets forth the details of each put transaction under the Equity Line of Credit Agreement dated February 27, 2004:


                                                                Per     Total
                                                               Share  "Profit"
                                                              "Profit"per Share
                 Shares              Price   Date                on    on Date
Put     Put      Issued   Date      on Put    Put      Share  Date of    of
Number  Amount   for Put  of Put      Date  Closed     Price  Closing  Closing

Put #1  $25,000  306,748  18-Mar-04  0.122  25-Mar-04  0.0815  0.0405   12,423
Put #2  $25,000  257,467  29-Mar-04  0.116  02-Apr-04  0.0971  0.0189    4,866
Put #3  $20,000  187,793   5-Apr-04  0.138  12-Apr-04  0.1065  0.0315    5,915
Put #4  $50,000  541,126  20-Apr-04  0.110  26-Apr-04  0.0924  0.0176    9,524
Put #5  $15,000  154,480  10-May-04  0.100  14-May-04  0.0971  0.0029      448
Put #6  $35,000  348,953  20-May-04  0.095  26-May-04  0.1003 -0.0053   -1,849
Put #7  $55,000  531,915  28-May-04  0.120  04-Jun-04  0.1034  0.0166    8,830
Put #8  $40,000  418,410   9-Jun-04  0.095  16-Jun-04  0.0956 -0.0006     -251
Put #9  $45,000  470,711   1-Jul-04  0.095  08-Jul-04  0.0956 -0.0006     -282
Put #10 $27,500  331,325  23-Jul-04  0.090  29-Jul-04  0.0830  0.0070    2,319
Put #11 $50,000  638,570   2-Aug-04  0.100  06-Aug-04  0.0783  0.0217   13,857
Put #12 $40,000  561,798  18-Aug-04  0.090  24-Aug-04  0.0712  0.0188   10,562
Put #13 $45,000  683,891   2-Sep-04  0.070  09-Sep-04  0.0658  0.0042    2,872
Put #14 $40,000  637,959  21-Sep-04  0.070  27-Sep-04  0.0627  0.0073    4,657

Total Shares Issued 6,071,146 Pre Split before October 1, 2004

Put #15 $ 50,000  55,218   2-Nov-04  1.100   8-Nov-04  0.9055  0.1945   10,740
Put #16 $ 77,838  39,683  16-Nov-04  2.290  22-Nov-04  1.9615  0.3285   13,036
Put #17 $100,000  43,960  22-Nov-04  2.290  30-Nov-04  2.2748  0.0152      668
Put #18 $100,000  48,726  21-Dec-04  2.400  28-Dec-04  2.0523  0.3477   16,942
Put #19 $110,000  47,249   5-Jan-05  2.200  11-Jan-05  2.3281 -0.1281   -6,052
Put #20 $ 60,000  25,097  12-Jan-05  2.850  19-Jan-05  2.3907  0.4593   11,526
Put #21 $ 50,000  28,445  21-Jan-05  2.300  28-Jan-05  1.7578  0.5422   15,424
Put #22 $ 70,000  45,779   8-Feb-05  1.850  14-Feb-05  1.5291  0.3209   14,691
Put #23 $  7,500   5,699  22-Feb-05  1.720  28-Feb-05  1.3160  0.4040    2,302
Put #24 $ 32,000  38,392  23-May-05  1.010  27-May-05  0.8335  0.1765    6,776
Put #25 $ 50,000  59,545  16-Jun-05  0.920  22-Jun-05  0.8397  0.0803    4,781
Put #26 $ 15,000  16,622   6-Jul-05  1.000  12-Jul-05  0.9024  0.0976    1,622
Put #27 $ 50,000  65,669  13-Dec-05  0.860  19-Dec-05  0.7614  0.0986    6,475
Put #28 $ 58,000  90,300  20-Dec-05  0.710  27-Dec-05  0.6423  0.0677    6,113
Put #29 $ 75,931 128,893  28-Dec-05  0.630   4-Jan-06  0.5891  0.0409    5,272
Put #30 $ 34,739  58,351   5-Jan-06  0.650  11-Jan-06  0.5953  0.0547    3,189

Total Shares Issued 797,628

Total Raised     $1,453,508

remaining             1:30
23,928,854          797,628

Shares Remaining March 10, 2004 SB2 - 0

SB2 December 14, 2004 at 3:00pm

Put #30 $ 85,261  143,228  5-Jan-06  0.650  11-Jan-06  0.5953  0.0547    7,837
Put #31 $100,000  253,293 12-Jan-06  0.550  19-Jan-06  0.3948  0.1552   39,311
Put #32 $100,000  245,519 20-Jan-06  0.350  26-Jan-06  0.4073 -0.0573  -14,068
Put #33 $120,000  316,539 27-Jan-06  0.420   2-Feb-06  0.3791  0.0409   12,946
Put #34 $100,000  295,508  3-Feb-06  0.400   9-Feb-06  0.3384  0.0616   18,203
Put #35 $115,000  396,825 10-Feb-06  0.360  16-Feb-06  0.2898  0.0702   27,857
Put #36 $140,000  531,915 17-Feb-06  0.355  24-Feb-06  0.2632  0.0918   48,830
Put #37 $ 50,000  195,542 27-Feb-06  0.290   3-Mar-06  0.2557  0.0343    6,707
Put #38 $100,000  437,254  6-Mar-06  0.300  10-Mar-06  0.2287  0.0713   31,176
Put #39 $ 70,000  333,492 13-Mar-06  0.220  17-Mar-06  0.2099  0.0101    3,368
Put #40 $ 75,000  398,724 22-Mar-06  0.235  28-Mar-06  0.1881  0.0469   18,700
Put #41 $ 75,000  359,885 29-Mar-06  0.240   4-Apr-06  0.2084  0.0316   11,372
Put #42 $ 30,000  150,754  6-Apr-06  0.225  12-Apr-06  0.1990  0.0260    3,920
Put #43 $100,000  490,919 13-Apr-06  0.210  20-Apr-06  0.2037  0.0063    3,093
Put #44 $ 20,000  116,077  1-May-06  0.220   5-May-06  0.1723  0.0477    5,537
Put #45 $ 20,000  129,199  9-May-06  0.170  15-May-06  0.1548  0.0152    1,964
Put #46 $ 80,000  507,614 31-May-06  0.190   6-Jun-06  0.1576  0.0324   16,447
Put #47 $ 96,000  736,196  8-Jun-06  0.140  14-Jun-06  0.1304  0.0097    7,141
Put #48 $ 40,000  303,260 19-Jun-06  0.150  23-Jun-06  0.1319  0.0181    5,489
Put #49 $ 16,174  158,257 26-Jun-06  0.125  30-Jun-06  0.1022  0.0228    3,608

Total Shares Issued     6,500,000

Total Raised         $1,532,435
Grand Total Raised   $2,985,943

Total  Remaining on ELOC $2,014,057
Shares Remaining 14-Dec-04 at 3pm SB2 - 0



On November 30, 2005, we issued to Dutchess Private Equities Fund, LP a promissory note in the amount of $800,000 for a purchase price of $640,000. The note was paid in full on December 3, 2006. Other than the $160,000 discount inherent in the purchase price, the note was non-interest bearing.

In connection with the note, we paid Dutchess a facility fee of $40,000 and issued to Dutchess 180,000 shares of common stock as incentive shares with a fair value of $153,000 on December 1, 2005. On December 1, 2005, our common stock was priced at $45.00 per share. This price was adjusted to reflect a 1 for 50 reverse stock split for all common stock stockholders of record on August 10, 2006.

We believe the benefit Dutchess received the following benefits from the November 30, 2005 note:

*       $160,000 for the initial discount in the note
*       $40,000 for a facility fee
* The value of 180,000 shares of our common stock. We reflected the value of these shares as $153,000 in our financial statements. However, we can not determine if or when Dutchess sold these shares so we do not know how much money Dutchess realized from the sale.

We also do not know the amount of expense Dutchess had in the transaction so we can not determine their net benefit.

On January 6, 2006, we issued to Dutchess a promissory note in the amount of $1,250,000 for a purchase price of $1,000,000. The note is due and payable in full on June 30, 2007. Other than the $250,000 discount inherent in the purchase price, the note is non-interest bearing. We intend to repay the note using 50% of the proceeds of each put notice issued to Dutchess pursuant to our Equity Line of Credit with Dutchess or $69,445 per month.

In connection with the note, we paid Dutchess a facility fee of $65,000 and issued 280,000 shares of common stock as incentive shares with a fair value of $224,000. On January 6, 2006, our common stock was priced at $37.00. This price was adjusted to reflect a 1 for 50 reverse stock split for all common stock stockholders of record on August 10, 2006.

We believe Dutchess received the following benefits from the January 6, 2005 note:

*       $250,000 for the initial discount in the note
*       $65,000 for a facility fee
* The value of 180,000 shares of our common stock. We reflected the value of these shares as $224,000 in our financial statements. We can not determine if or when Dutchess sold these shares so we do not know how much money Dutchess realized from the sale.

We agreed to pay back this note using puts via our Equity Line of Credit with Dutchess. As discussed above, Dutchess receives a 6% discount in the shares we issue pursuant to the put. However, we do not know when or if Dutchess sells those shares so we can not determine the actual benefit they receive. We also do not know the amount of expense Dutchess had in the transaction so we can not determine their net benefit from entering into the Note.

On December 6, 2006, we issued Dutchess a convertible promissory note in the amount of $1,937,000 for a purchase price of $1,550,000. The note is due and payable in full on July 11, 2008. Other than the $387,000 discount inherent in the purchase price, the note is non-interest bearing. In connection with the note, we agreed to issue Dutchess 400,000 shares of common stock as incentive shares, however as of February 26, 2007, we have not yet issued these shares.

We believe Dutchess received the following benefits from the December 6, 2006 note:

*       $387,000 for the initial discount in the note
*       $90,000 for a facility fee
* The value of 400,000 shares of our common stock when we issue the stock to them.

We also do not know the amount of expense Dutchess had in the transaction so we can not determine their net benefit from entering into the Note.


On January 16, 2007, we entered into an Investment Agreement also referred to as an Equity Line of Credit with Dutchess Private Equities Fund. That agreement provides that, following notice to Dutchess, we may put to Dutchess up to $5 million in shares of our common stock for a purchase price equal to 94% of the lowest closing best bid prices on the Over-the-Counter Bulletin Board of our common stock during the five day period following that notice. On January 16, 2007, our common stock was priced at $0.27. This price was adjusted to reflect a 1 for 30 reverse stock split for all common stock stockholders of record on October 1, 2004 and a 1 for 50 reverse stock split for all common stock stockholders of record on August 10, 2006.

We believe the benefit Dutchess received from the Investment Agreement was the amount of the 6% discount they received on our shares, assuming they sold those shares immediately into the market at market prices. We can not determine their profit if they determined to hold the shares because we can not precisely determine when and to whom Dutchess sold our shares or the price they sold the shares for. We also do not know if Dutchess paid transaction fees or other expenses for their role in the transaction that would have decreased their profit.

STUART TURK AND THE CELLULAR CONNECTION

Stuart Turk founded On The Go with the intent of capitalizing on the growing market opportunity for healthcare products. He leveraged his research and development skills and manufacturing capabilities to begin the Company.
He invested the necessary start-up costs from his personal finances.

Immediately upon our formation in July 2000, we acquired International Mount Company Limited (July 21, 2000), a private corporation owned and operated by Stuart Turk. We paid $198 for the assets of International Mount in exchange for all of the outstanding shares of International Mount. In addition, Mr. Turk was given 16,000,000 shares of our common stock in exchange for his shares of International Mount.

On July 1, 2002, we issued to Stuart Turk 75,000 restricted shares as director's compensation. The shares were valued at $409.

Our financial statements as of April 30, 2003 reflect a loan of $ 86,925 from The Cellular Connection Ltd., a company owned and controlled by Mr. Turk. The loan is non-interest bearing, unsecured, and is not necessarily indicative of the terms and amounts that would have been incurred had a comparable loan been entered into with an independent party.

In April 2003, we issued 1,000,000 common shares to Stuart Turk as compensation for serving as Chairman and Chief Executive Officer and 1,000,000 shares of common stock to The Cellular Connection Ltd. for use of equipment. The shares were valued at a total of $40,000. On July 31, 2003 we issued
Mr. Turk 75,000 shares as director's compensation and these shares were valued at $6,525.

Mr. Turk agreed to forego management salary payable in the amount of $12,842. On July 31, 2003, we issued 230,000 common shares to Stuart Turk in consideration for salary. The shares were valued at a total of $20,010. In addition, on October 31, 2003, Mr. Turk was issued an option to acquire 500,000 common shares at an exercise price of $0.05 per share with an expiry of July 15, 2008. The option was issued in consideration of services rendered to us. The value of the option has been estimated to be $65,287.

We issued Mr. Turk 150,000 shares as director's compensation in 2004. The shares were valued at $18,750.

In June 2004, we issued 279,134 shares of Series A Preferred Stock in exchange for 27,913,333 shares of common stock. 135,800 preferred shares were issued to Stuart Turk and 143,334 preferred shares were issued to The Cellular Connection Ltd.

The amount of $255,000 was due to The Cellular Connection Ltd., a company owned and controlled by Mr. Turk. This amount arose from assuming a debt from Vital Products, Inc. We received a note from Vital Products, Inc. in consideration for assuming the debt at an annual interest rate of 20% per annum.

During the six months ended January 31, 2007, we received loans from Mr. Turk of approximately $ 497,000. These transactions are not necessarily indicative of the amounts that would have been incurred had a comparable transaction been entered into with an independent party. The terms of this transaction were more favorable than would have been attained if the transactions were negotiated at arm's length.

On March 16, 2007 and April 5, 2007, we issued Mr. Turk 3,000,000 and 3,000,000 shares of our common stock, respectively, in exchange for accrued wages we owed to him in the aggregate amount of $156,000. During March and April 2007, Mr. Turk issued 4,750,000 of these shares to pay debt and 500,000 of these shares to a consultant for services rendered to our Company.

TONY DIVERONICA

We have issued Mr. Diveronica shares of common stock as consideration for manufacturing consulting services. The following issuances reflect a 1 for 30 reverse stock split for all common stock stockholders of record on October 1, 2004 and a 1 for 50 reverse stock split for all common stock stockholders of record on August 10, 2006.

* On May 9, 2005 we issued 150 common shares as consideration for services rendered. The shares were valued at a total of $8,100.

* On May 16, 2006, we issued 2,000 common shares as consideration for prepaid consulting. The shares were valued at a total of $16,100.

* On July 28, 2006, we issued 10,000 common shares as consideration for consulting services. The shares were valued at a total of $55,000.


                                PLAN OF DISTRIBUTION

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the shares from time to time:

- in transactions on the Over-the-Counter Bulletin Board or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale;

- in private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market;

- at prices related to such prevailing market prices;

- in negotiated transactions;

- in a combination of such methods of sale; or

- any other method permitted by law.

The selling stockholders may effect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom the selling stockholders may sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

Dutchess Private Equities Fund and any broker-dealers who act in connection with the sale of its shares will be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions or commissions received by them and profit on any resale of the shares as principal will be deemed to be underwriting discounts, concessions and commissions under the Securities Act.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be governed by the prospectus delivery requirements under the Securities Act. Under applicable rules and regulations under the Securities Exchange Act, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling security owners will be governed by the applicable provisions of the Securities and Exchange Act, and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling stockholders. All of the foregoing may affect the marketability of our securities.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that the anti-manipulation rules under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling security owners and any of their affiliates. We have informed the selling stockholders that they may not:

- engage in any stabilization activity in connection with any of the shares;

- bid for or purchase any of the shares or any rights to acquire the shares;

- attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act; or

- effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution.

  We have informed the selling stockholders that they must effect all sales of shares in broker's transactions, through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities
  Act if the broker-dealers purchase shares as principal. In the absence of the registration statement to which this prospectus is a part, certain of the selling stockholders would be able to sell their shares only pursuant to the limitations of Rule 144 promulgated under the Securities Act.

LEGAL PROCEEDINGS

On June 23, 2006, Frank Abate, Elaine Abate, John Abate and Gerhard Schmid filed a Statement of Claim in Ontario Superior Court against On The Go Healthcare, Inc. for alleged damages for breach of contract in the amount of $281,522 and damages for wrongful dismissal of Frank Abate and John Abate.
We have responded with a counter claim for damages caused by Frank Abate and John Abate. We have paid severance pay for Frank Abate and John Abate's termination and we believe the plaintiff's entire claim is frivolous. It is too early to determine the outcome of such allegations, however, we intend to vigorously defend against the plaintiff's claim.

We may be involved from time to time in ordinary litigation, negotiation and settlement matters that will not have a material effect on our operations or finances. Other than the litigation described above, we are not aware of any pending or threatened litigation against the Company or our officers and directors in their capacity as such that could have a material impact on our operations or finances.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, age, positions, and offices or employments for the past five years as of January 12, 2007, of our executive officers and directors. Members of the board are elected and serve for one year terms or until their successors are elected and qualify. All of the officers serve at the pleasure of our Board of Directors.

Name                            Age      Position
-------------------------------------------------------------------------------
Stuart Turk                     38       President, Chairman, CEO and Director
                                         Secretary and Treasurer

Evan Schwartzberg, BA, CCM      40       Chief Financial and Accounting Officer

Ralph Magid, B.A.Sc.,           60       Director
MBA, P.Eng, P.E.O


-------------------------------------------------------------------------------

Biographies of executive officers and directors

Stuart Turk.  Mr. Turk has been our Chairman, President and Chief
Executive Officer since July 2000. Mr. Turk founded The Cellular Connection Ltd., a manufacturer of mounting accessories and packaging for cellular phones in May 1988. He currently serves as the Chief Executive Officer of The Cellular Connection.

Evan Schwartzberg.  Mr. Schwartzberg has been our Chief Financial
Officer since July 2000. Prior to January 31, 2006, Mr. Schwartzberg has worked for the TD Bank Financial Group as a Senior Cash Manager (previously the Manager of Corporate Cash Management of Canada Trust) within the Treasury and Balance Sheet Management group of the Finance Division. Prior to such time, and since 1989, Mr. Schwartzberg was a Senior Cash Manager of Canada Trust. Mr. Schwartzberg holds an Economics degree from the University of Toronto, passed the Canadian Securities Course, from the Canadian Securities Institute, and earned the Certified Cash Manager designation from the Association for Financial Professionals, a U.S. based organization.

Ralph Magid. Mr. Magid has been our Director since July 2000. Currently, Mr. Magid is the president of InnoTech Capital Corporation, a company specializing in providing advisory services for Canadian technology companies on how to fund and manage their Research and Development.
Mr. Magid has more than 25 years of experience in manufacturing and operations both in Canada and internationally. He has worked with small Canadian owned companies as well as large multinationals including Motorola and Geac Computers. Research and Development has been an integral part of Mr. Magid's responsibilities in his position of Vice President, Operations held with several manufacturing organizations. Mr. Magid holds an Industrial Engineering degree from the University of Toronto, B.A.Sc., an MBA from York University and is a member of the Professional Engineers of Ontario.

BOARD OF DIRECTORS

We currently have two members of our Board of Directors who are elected to annual terms and until their successors are elected and qualified. Executive officers are appointed by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified.

AUDIT COMMITTEE

We do not have a separate Audit Committee. Our full Board of Directors performs the functions usually designated to an Audit Committee. Mr. Magid qualifies as an "audit committee financial expert" under the rules of the Securities and Exchange Commission.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, to our knowledge, certain information concerning the beneficial ownership of our common stock as of April 16, 2007 by each stockholder known by us to be (i) the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each current director,
(iii) each of the executive officers named in the Summary Compensation Table who were serving as executive officers at the end of the 2005 fiscal year and (iv) all of our directors and current executive officers as a group:


Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock except to the extent that authority is shared by spouses under applicable law.

Name and Address of                    Common Shares                Percent of
Beneficial Owner                    Beneficially Owned               Class (2)
---------------------                    ----------------             ---------
Stuart Turk (1)(3)                         23,584,293                    33.75%
Evan Schwartzberg (1)                             200                      *%
Ralph Magid (1)                                   200                      *%

Directors and executive officers
 as a group (3 persons)                    23,584,693                    33.75%

* Less than one percent

(1) The address of all individual directors and executive officers is c/o On the Go Healthcare, Inc., 85 Corstate Ave Unit #1 Concord, Ontario, L4K 4Y2.

(2) The number of shares of common stock issued and outstanding on April 16, 2007 was 46,966,779. This reflects a 1 for 30 reverse stock split for all common stock stockholders of record on October 1, 2004 and a 1 for 50 reverse stock split for all common stock stockholders of record on August 10, 2006. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of common stock issued and outstanding on April 16, 2007, plus Series A Preferred common stock held by such person on March 15, 2007 and convertible within 60 days thereafter and shares of common stock subject to options held by such person on April 16, 2007 and exercisable within 60 days thereafter.

(3) On October 31, 2003, Stuart Turk was issued an option to acquire 334 common shares at an exercise price of $75.00 per share with an expiry of July 15, 2008. Mr. Turk owns 670,559 common shares and 110,800 Series A Preferred Shares that can convert into 11,080,000 shares of common stock. Cellular Connection owns -0- common shares and 118,334 shares of Series A Preferred Stock that can convert into 11,833,400 shares of common stock. Mr. Turk has a lock up agreement in place by which 22,913,734 shares of common stock may not be sold until July 31, 2007. Mr. Turk is the control person and sole owner of The Cellular Connection Ltd.

DESCRIPTION OF COMMON STOCK

Our Restated Certificate of Incorporation, as amended, authorizes us to issue 100,000,000 shares of common stock, par value $0.0001 per share.

Miscellaneous Rights and Provisions. There are no preemptive rights, subscription rights, or redemption provisions relating to the shares and none of the shares carries any liability for further calls.

Dividends. Holders of shares are entitled to receive dividends in cash, property or shares when and if the Board of Directors declares dividends out of funds legally available therefore.

Voting. A quorum for any meeting of stockholders is a majority of shares then issued and outstanding and entitled to be voted at the meeting. Holders of shares are entitled to one vote, either in person or by proxy, per share.

Liquidation, dissolution, winding up. Upon our liquidation, dissolution or winding up, any assets will be distributed to the holders of shares after payment or provision for payment of all our debts, obligations or liabilities.


INTEREST OF NAMED EXPERTS AND COUNSEL

Amy M. Trombly serves as Securities counsel for On the Go Healthcare.
Ms. Trombly currently serves as trustee to a trust holding shares of common stock for the benefit of the shareholders of On the Go Healthcare.
Ms. Trombly has voting and dispositive control over the shares in accordance with the terms of the trust; however she does not have a financial interest in the trust other than nominal fees for serving as its trustee. Ms. Trombly disclaims beneficial ownership of the shares.

Other than as described above, no expert or counsel within the meaning of those terms under Item 509 of Regulation S-B will receive a direct or indirect interest in the small business issuer or was a promoter, underwriter, voting trustee, director, officer, or employee of On The Go Healthcare. Nor does any such expert have any contingent based agreement with us or any other interest in or connection to us.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons in accordance with the provisions contained in our Restated Certificate of Incorporation, as amended, and By-laws, Delaware law or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and we will follow the court's determination.

DESCRIPTION OF OUR BUSINESS

HISTORY

We incorporated in the State of Delaware on July 21, 2000. We immediately acquired International Mount Company Limited, a private corporation owned and operated by Stuart Turk. International Mount stockholders received 16,000,000 shares of our common stock and a cash payment of $198 in exchange for all the issued and outstanding shares of International Mount's common stock pursuant to a Share Exchange Agreement.

In October 2003, we acquired the assets and liabilities of Compuquest, Inc. through our subsidiary International Mount. Compuquest was incorporated under the laws of Ontario, Canada in November 1989. Compuquest is an authorized dealer of computer hardware, software and peripherals for Acer America, AST Computer, Hewlett-Packard, Microsoft and Toshiba.

On June 1, 2004, we acquired the assets and liabilities of Vital Baby Innovations, Inc., a Canadian company headquartered in Toronto, Ontario, the exclusive distributor of the Heinz Baby Basics feeding accessories range and Sudocrem diaper rash cream in Canada.

On February 28, 2005, we advanced the sum of $200,000 as a secured loan to 1637033 Ontario Limited of the City of Vaughan in the Province of Ontario in Canada. The borrower was subsequently found to be in default of the terms of the loan and the shares of the borrower were surrendered by the stockholder to us in full and final settlement of the outstanding loan. The assets of the borrower included 100% of the outstanding stock of a private corporation known as Helios/Oceana Ltd. which was primarily in the business of providing system integration services related to computer hardware and software. The borrower was also in possession of a note secured by all of the assets of Helios/Oceana Ltd. We subsequently acquired all of the assets of Helios/Oceana Ltd. including the name and any trademarks under the terms of the security provided under the note held by 1637033 Ontario Limited. We accounted for this transaction as an acquisition of a business by allocating the $200,000 to the fair value of the net assets and goodwill of Helios/Oceana Ltd.

On July 5, 2005, we entered into an Asset Sale Agreement with Vital Products, Inc. We agreed to sell all of the equipment used in our Childcare Division including, but not limited to, molds and dies related to the Baby Bath, packaging molds and dies for the padded training seat, mixing tank and 2kw RF welder as well as sealing machine dies, custom equipment to produce the padded training seat, and formulations related to producing materials. In exchange for the Childcare Divisions assets, Vital Products agreed to issue 1,000,000 shares of common stock having an aggregate fair market value of $250,000 to a trust which will hold the shares for the benefit of the stockholders of On the Go Healthcare, Inc., and two term notes in the amounts of $750,000 and $255,000. The notes pay 20% simple annual interest.

On July 19, 2005, we entered into an agreement with Elaine Abate, John Abate, Gerhard Schmid, Frank Abate, 1066865 Ontario Inc, and
Infinity Technologies Inc. to purchase all of the issued and outstanding shares of Infinity Technologies, Inc. stock in exchange for $2,155,382. The purchase price was be paid in a combination of shares of restricted stock valued at $1,350,000, $395,549 in cash ($819,672 cash paid less $424,123 cash acquired), and a promissory note for $409,833. The promissory note pays no interest and was paid in three equal payments on January 15, 2006, February 15, 2006, and March 15, 2006.

On January 10, 2006, we entered into an agreement to purchase all of the issued and outstanding shares of Island Corporation stock in exchange for $2,065,100. The purchase price was paid in a combination of 1,060,000 shares of our restricted stock valued at $775,100, $860,000 in cash and a promissory note for $430,000. The promissory note pays no interest and was paid in full on February 21, 2007.

On January 31, 2006 we entered into an agreement to purchase certain assets of Solutions In Computing, Inc. in exchange for $491,202. The purchase price was paid for with a combination of 800,000 shares of restricted stock valued at $320,000, $87,796 in cash and a promissory note for $83,406 with interest at the rate of 5% per annum as follows: monthly payments of principal and interest in the amount of $2,845 on the first day of each and every month with the first of such payments to be due and payable on March 1, 2006 and the last of such payments to be due and payable on August 1, 2008.

During May 2006, we amalgamated all our subsidiaries into On the Go Technologies, Inc. Accordingly, as of July 31, 2006, we conduct our operations directly and through our wholly-owned subsidiary On The Go Technologies, Inc.

OUR BUSINESS

We are a valued-added reseller of the following computer and computer-related products:

  * Hardware:    Intel-based servers, personal computers, and laptops
                 supporting Windows, Macintosh, Unix, Linux, and Novell operating systems.

  * Peripherals: Printers, monitors, personal digital assistants, scanners, and other computer equipment related to the operation of computers, servers, and laptops.

  * Software:    Microsoft Windows and Apple Macintosh retail boxed products that relate to the operation of computers, servers, and laptops. Those software products include the operating system sold separately as well as with the original hardware.

  * Supplies:    Toners, inks, ribbons, labels, papers and cleaning products.


All of the products sold by us are manufactured by others.

SALES AND MARKETING

Our sales and marketing strategies have been created based on specific target markets. As of January 12, 2007, we have established a dedicated sales force composed of twenty full-time sales representatives. We have developed an extensive telemarketing program, consisting of telemarketing sales personnel located in Toronto, Ontario, to target financial, graphics, utility, and education sectors throughout North America. We are planning an expansion of our telemarketing program to enhance the sales and marketing efforts of our sales forces. We utilize a professionally-produced business card CD-Media presentation product to market our authorized products and services.

CUSTOMERS

We market our computer products principally to Fortune 500 and 100 corporations. In general, the dealers, wholesalers and retailers to whom we market our products also sell other similar products, some of which compete with our products.

We do not depend on one or even a few major customers. As of January 12, 2007, we estimate that we had 1,500 customers and that our revenue mix is approximately 90% from Fortune 500 and 100 corporations, and 10% from independent businesses.

DISTRIBUTION / DEALER NETWORK

We provide same-day and next-day services to all our customers. We have our truck deliver to our local customers and utilize same-day and next-day couriers such as FedEx, UPS and Purolator to meet our delivery commitments. We believe that our ability to continue to grow our revenue base depends in part upon our ability to provide our customers with efficient and reliable service.

As of January 12, 2007, we distributed our products through one primary point of distribution located in Concord, Ontario, Canada. We also drop ship many of our computer products direct from our suppliers' warehouse. We plan to distribute our products from other distribution facilities if and when required. However, we have not committed our resources at this time for any additional distribution facilities.

COMPETITION

We compete with other manufacturers, distributors and value-added resellers who offer one or more products competitive with the products we sell. However, we believe that no single competitor serving our markets offers as competitive a price and range of products as ours. Our principal means of competition are our quality, reliability, and value-added services, including delivery and service alternatives.

Unlike our competitors who rely on single direct from manufacturer supply channels, we partner with a wide range of distributor partners who can supply products from a large number of strategically placed warehouses throughout North America. We not only receive manufacturer-sponsored pricing assistance to establish and maintain a competitive pricing strategy, but we benefit from a better stocked supply channel than direct from manufacturer competitors. In partnering with a large and diverse distributor supply channel, we offer a wider range of products than our competitors who rely on direct relationships with the manufacturers they represent. While these direct relationships offer the benefit of more competitive pricing, they restrict the ability of our competitors to deliver products to their customers in an acceptable time frame. We operate on a smaller scale than many of our competitors allowing us greater flexibility to fulfill expedited same-day and next-day delivery requirements in a volatile market that demands fast service. We receive assistance from manufacturers and distributors alike to ensure our pricing remains competitive. But the personalized service to the customers, our sale to offer expedited delivery to our customers, and the assistance we receive from manufacturers and distributors to remain price competitive supports the assertion that we are positively differentiated from our competitors. We believe that these attributes combined with technological advances relating to our manufactured and proprietary products are favorable factors in competing with other manufacturers and value-added resellers such as:

        * EDS Systemhouse, Inc.;
        * GE Capital Corporation; and
        * Compugen.

We believe that our competitors share approximately 20% of the corporate-based computer resale market governing hardware, software, peripherals, and supplies, including cartridges. Additionally, we believe they share over 40% of the service and support contracts pertaining to computers and their related hardware and software. Their domination of the computer service and support contracts helps them gain penetration into the resale market, business they would not otherwise have earned.
We are unable to compete with the sales and support contract offerings of our competitors because our competitors have extensive office and personnel representation across Canada. We can compete by partnering with our manufacturing partners to provide service and support offerings across Canada, but not to take away market share from our competitors in this area.

TRADEMARKS

We have registered one trademark in Canada for "ON THE GO". The registered trademark is significant to us because it will provide us with name and market recognition for our products and distinguish our products from our competitors' products.

We have registered the business names of Compuquest, Helios Oceana and Infinity Technologies. The registration provides us solely with another registered name to do business under.

We acquired one registered trademark in Canada for "Compuquest". The registered trademark is significant to us because it will provide us with name and market recognition and distinguish us from our competitors.

We regard our trademarks, copyrights, domain names, trade dress, trade secrets, and similar intellectual property as important to our success, and we rely on trademark, and copyright law, trade-secret protection, and confidentiality and/or license agreements with our employees, customers, partners, and others to protect our proprietary rights. We have licensed in the past, and expect that we may license in the future, certain of proprietary rights, technologies or copyrighted materials, from third parties and we rely on those third parties to defend their proprietary rights, copyrights and technologies.


EMPLOYEES

As of March 15, 2007 we had 46 full-time employees. Management believes our relations with our employees are good. None of the employees are covered by any collective bargaining agreement.


MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

INTRODUCTION

The following discussion and analysis of financial condition and results of operations is based upon, and should be read in conjunction with our audited consolidated financial statements and related notes thereto included elsewhere in this report that have been prepared in accordance with accounting principles generally accepted in the United States.


CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the Consolidated Financial Statements and accompanying notes. Estimates are used for, but not limited to, the accounting for the allowance for doubtful accounts, inventories, and impairment of long-term assets, income taxes and loss contingencies. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results could differ from these estimates under different assumptions or conditions.

We believe the following critical accounting policies, among others, may be impacted significantly by judgment, assumptions and estimates used in the preparation of the Consolidated Financial Statements:

We recognize revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements," or SAB 101 as modified by SAB 104. Under SAB 101, revenue is recognized at the point of passage to the customer of title and risk of loss, there is persuasive evidence of an arrangement, the sales price is determinable, and collection of the resulting receivable is reasonably assured. We generally recognize revenue at the time of delivery of goods. Sales are reflected net of discounts and returns.

The allowance for doubtful accounts is maintained to provide for losses arising from customers' inability to make required payments. If there is a deterioration of our customers' credit worthiness and/or there is an increase in the length of time that the receivables are past due greater than the historical assumptions used, additional allowances may be required.

Inventories are stated at the lower of cost (determined on an average cost basis) or market. Based on our assumptions about future demand and market conditions, inventories are written-down to market value. If our assumptions about future demand change and/or actual market conditions are less favorable than those projected, additional write-downs of inventories may be required.

Amounts billed to customers for shipping and handling are recorded as sales revenues. Costs incurred for shipping and handling are included in cost of sales.

We offer discounts and point-of-sale rebates to our customers on some of our products. The costs of these discounts and point-of-sale rebates are recognized at the date at which the related sales revenue is recognized and are recorded as a reduction of sales revenue.

We assess the recoverability of long-lived assets whenever events or changes in business circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss is recognized when the sum of the expected undiscounted future net cash flows over the remaining useful life is less than the carrying amount of the assets.

We account for stock-based non-employee and employee compensation plans under the recognition and measurement principles of Financial Accounting Standards 123R.

RESULTS OF OPERATIONS FOR THE YEARS ENDED JULY 31, 2006 AND 2005.

Comparison of results of operations between the years ended July 31, 2006 and 2005 may not provide the best analysis of our operational results since we acquired Infinity Technologies in July 2005, Island Corporation in January 2006 and Solutions In Computing in January 2006 which constituted a significant part of our overall results of operations during the year ended July 31, 2006 which were not present in the results of operations in the previous year. Additionally, we have focused on our business model as a value-added distributor of computer and computer related products only since 2005. As a result, our prior earnings and year over year comparisons may not provide value for our future performance.

Revenues

Revenues from sales for the year ended July 31, 2006 were $30,011,797 and $5,570,778 for the year ended July 31, 2005. The primary reason for the increase in revenues is the acquisition of Infinity Technologies in July 2005, Island Corporation in January 2006 and Solutions In Computing in January 2006. Additionally, the ability to cross sell amongst the different divisions of our Company have created new opportunities for our sales force.

Cost of Sales

Our cost of sales was $25,281,289 for the year ended July 31, 2006 compared to $4,560,594 for the year ended July 31, 2005. The increase in cost of sales is primarily due to the increase in revenues mainly attributed to the acquisition of Infinity Technologies in July 2005, Island Corporation in January 2006, and Solutions In Computing in January 2006. Overall, our percentage of cost of sales to revenues for the year ended July 31, 2006 was 15.8% which was consistent with the percentage of cost of sales to revenues for the year ended July 31, 2005 of 18.1%.


Selling, General and Administrative Expenses

Selling, General and Administrative Expenses increased to $9,185,147 for the year ended July 31, 2006 from $2,526,254 for the year ended July 31, 2005. The increase in selling, general and administrative expenses can be mainly attributed to addition of new personnel and the acquisition of Infinity Technologies in July 2005, Island Corporation in January 2006, and Solutions In Computing in January 2006.

Interest and Financing Expense

Interest and financing expense increased to $1,233,291 for the year ended July 31, 2006 from $162,055 for the year ended July 31, 2005. The increase was primarily the result of new convertible debentures which had deemed beneficial conversion features resulting not only in normal interest expense but also expense related to the deemed beneficial conversion feature. We believe such interest and financing expense will decrease significantly in the next twelve months since much of the deemed beneficial conversion feature related to the convertible debentures have been expensed during fiscal year ended July 31, 2006.

Loss on Extinguishment of Debt

Loss on extinguishment of debt totaling $633,479 for the year ended
July 31, 2006 related to two convertible debentures which we had restructured resulting in this loss. We believe this loss on extinguishment of debt should not occur again nor do we anticipate such recurrence in future years.

Net loss

We had an increase in our net loss to $6,342,635 for the year ended
July 31, 2006 from $1,033,028 for the year ended July 31, 2005. The increase in net loss was due to the factors discussed above.

Liquidity and Capital Resources

As of July 31, 2006, we had current assets of $7,026,177 and current liabilities of $5,116,644, resulting in a working capital surplus of $1,909,533; and as of that date we had cash of $481,799. As of July 31, 2005, we had current assets of $7,214,576 and current liabilities of $5,085,411, resulting in a working capital surplus of $2,129,165; and as of that date we had cash of $1,704,663.

For the year ended July 31, 2006, cash required from operations was $2,798,558 as compared to $1,378,952 for the year ended July 31, 2005. The increase in the cash requirement is due to the increase in accounts receivable due to the growth in sales related to the operations.

For the year ended July 31, 2006, cash used in investing activities was $1,449,855 as compared to $1,083,621 for the year ended July 31, 2005. The increase in cash used in investing activities was primarily related to the acquisition of Island Corporation and Solutions In Computing.

For the year ended July 31, 2006, cash provided by financing activities was $3,394,194 as compared to cash provided by financing activities of $3,995,927 for the year ended July 31, 2005.

We believe our current cash position, cash flow from operations and existing equity line of credit will be sufficient to provide for our capital requirements in the next twelve months. We intend to grow our operations through organic growth and acquisitions of suitable businesses. We plan on financing acquisitions of suitable businesses through a combination of cash, equity and debt.


Whereas we have been successful in the past in raising capital, these sources of financing may not continue to be available to us and/or that demand for our equity or debt instruments will be sufficient to meet our capital needs or that financing will be available on terms favorable to us.

To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities may result in dilution to existing stockholders. If additional funds are raised through issuance of debt securities, these securities may have rights, preferences and privileges senior to holders of common stock and the terms of such debt could impose restrictions on our operations. Regardless of whether our cash assets prove to be inadequate to meet our operational needs, we may seek to compensate providers of services by issuance of our stock in lieu of cash, which may also result in dilution to existing stockholders.

RESULTS OF OPERATIONS FOR THE THREE AND SIX MONTHS ENDED JANUARY 31, 2007 AND 2006.

Revenues

Revenues from sales for the three and six months periods ended January 31, 2007 were $5,923,984 and $13,310,201 compared to $7,010,685 and $13,207,196 for the three and six months periods ended January 31, 2006. Revenues were essentially the same in the six month period ended January 31, 2007 as compared to the six month period ended January 31, 2006 and decreased in the three months period ended January 31, 2007 compared to the three month period ended
January 31, 2006 because we have been more selective in the orders we take and are focusing on transactions that are more unique in our industry and therefore generate higher margins.

Cost of Sales

Our cost of sales was $4,482,570 and $11,008,264 for the three and six month periods ended January 31, 2007 compared to $6,558,607 and $11,589,056 for the three and six month periods ended January 31, 2006. The decrease in cost of sales in the three and six month periods ended January 31, 2007 compared to the three and six month periods ended January 31, 2006 was primarily due to the overall decrease in transactions as a result of us seeking higher margins.

Gross Profit

Our gross profit for the three and six month periods ended January 31, 2007 totaled $1,441,414 and $2,301,937 compared to $452,078 and $1,618,140 for the three and six month periods ended January 31, 2006. Overall, our gross profit percentage for the three and six month periods ended January 31, 2007 approximated 24.3% and 17.3% of sales compared to 6.4% and 12.3% in the same periods of the prior year. Increase in our gross profit percentage in the three and six months ended January 31, 2007 compared to the three and six months ended January 31, 2006 is primarily due to us being more selective in the orders we take and selecting transactions for higher margins.

Selling, General and Administrative Expenses

Selling, General and Administrative Expenses slightly decreased to $1,732,547 and $3,240,810 for the three and six month periods ended
January 31, 2007 from $1,738,333 and $3,334,883 for the three and six month periods ended January 31, 2006. We have made changes in our business plan to focus our efforts toward fewer but higher margin transactions. We intend that our overall reduction in transactions will allow us to reduce our overhead expenses. We are continuing to evaluate our staffing needs and other administrative expenses in order to determine how to operate and grow our business efficiently at reduced costs.

Interest and Financing Expense

Interest and financing expense increased to $564,666 and $989,016 for the three and six month periods ended January 31, 2007 from $323,538 and $489,124 for the three and six month periods ended January 31, 2006. The increase in the three and six month periods ended January 31, 2007 compared to the three and six month periods ended January 31, 2006 is primarily the result of us issuing new convertible promissory notes. The notes have deemed beneficial conversion features resulting not only in normal interest expense but also expense related to the deemed beneficial conversion feature.

Net loss

We had a decrease in our net loss to $814,800 and $1,844,403 for the three and six month periods ended January 31, 2007 from $2,308,587 and $2,904,661 for the three and six month periods ended January 31, 2006. We believe the substantial decrease in our net loss for the three month period ended January 31, 2007 compared to the three month period ended January 31, 2006 reflects our focus on increasing margins while decreasing costs.

Liquidity and Capital Resources

As of January 31, 2007, we had current assets of $5,690,998 and current liabilities of $4,895,486, resulting in a working capital surplus of $795,512 and as of that date we had cash of $114,940.

For the six month periods ended January 31, 2007, we used cash from operations in the amount of $1,045,860 as compared to cash used in the amount of $1,831,383 for the six month periods ended January 31, 2006. The decrease in the cash used is due to an increase in collections of accounts receivable during the six month period ended January 31, 2007.

For the six month period ended January 31, 2007, cash used in investing activities was $13,633 as compared to $854,079 for the six month period ended January 31, 2006. The decrease in cash used in investing activities is primarily related to purchased goodwill in the prior year.

For the six month period ended January 31, 2007, cash provided by financing activities was $603,018 as compared to cash provided by financing activities of $1,867,701 for the six month period ended January 31, 2006. The primary source of financing for the six month period ended January 31, 2007 has been proceeds from issuances of two notes: a $1,937,000 face note with net proceeds of $1,550,000 and $1,054,000 note. We believe the cash flow from current operating activities and capital raised, as needed, through existing debt financing will be sufficient to provide necessary capital for our operations for the next twelve months.

We had notes payable totaling $519,994 at January 31, 2007 and $194,019 at July 31, 2006. The notes payable are comprised of notes from the acquisition of Island Corporation, Solutions in Computing and Synnex Canada Limited.
The notes payables related to Island Corporation and Solutions in Computing total $66,626 and are non-interest bearing and required to be paid starting in January 2006 and ending February 2007. The note payable related to Synnex totaling $453,368 is unsecured, bearing interest of 6% annually, maturing April 23, 2007, with weekly payments of both principal and interest of $60,000.

We had loans payable to a related party totaling $497,354 at January 31, 2007 comprised of advances from a business entity that our Chief Executive
Officer and President controls. The advances are due on demand, unsecured and non-interest bearing.


FINANCING ACTIVITIES


In November 2005, we entered into debt agreement with Dutchess Private Equities Fund, LP for the issuance of a $800,000 promissory note for a purchase price of $640,000. We paid the note in its entirety in December 2006. In connection with the note, we paid Dutchess a facility fee of $40,000 and issued to Dutchess 180,000 shares of common stock as incentive shares with a fair value of $153,000.

In January 2006, we entered into a debt agreement with Dutchess for the issuance of a $1,250,000 promissory note for a purchase price of $1,000,000. Other than the $250,000 discount inherent in the purchase price, the note is non-interest bearing. The note will be repaid using 50% of the proceeds of each put notice delivered by us to Dutchess or $69,445 per month. As of January 31, 2007, the unpaid principal balance totaled $313,643. In connection with the note, we paid Dutchess a facility fee of $65,000 and issued 280,000 shares of common stock as incentive shares with a fair value of $224,000.

In December 2006, we entered in a debt agreement with Dutchess for the issuance of a $1,937,000 promissory note for a purchase price of $1,550,000. The note matures in July 2008. The note required payment of fees associated with debt agreement comprising of $90,000 in cash and 400,000 shares of common stock valued at $264,000.

In July 2005, we entered into an equity line of credit agreement through a convertible debt facility with Laurus Master Fund, Ltd. granting access to borrow up to $5,500,000. The financing consisted of a $500,000 secured term loan and a $5,000,000 secured revolving note. On January 13, 2006, we agreed to revise the financing facility with Laurus. The revised facility consists of (i) a $500,000 Secured Convertible Note (ii) a Secured Convertible Minimum Borrowing Note, and (iii) a Secured Revolving Note (collectively, the "Amended and Restated Notes"). The Amended and Restated Notes are secured by a security interest in substantially all of our assets.

Pursuant to the Agreement, we agreed to amend the conversion price to $0.50 and the exercise price of the warrants to $0.65.

In November 2005, Laurus advanced us an additional $200,000. As of
January 31, 2007, the outstanding balance of the term loan is $188,250.   We
intend to use the revolving note as our primary source of financing. As of January 31, 2007, the balance of the revolving note is $3,205,662.

On December 6, 2006, we issued to Dutchess a convertible promissory note in the amount of $1,937,000 for a purchase price of $1,550,000. The note is due and payable in full on July 11, 2008. Other than the $387,000 discount inherent in the purchase price, the note is non-interest bearing. The note payment on this note calls for monthly payments of $60,000 from January 10, 2007 through July 10, 2007 and monthly payments of $126,500 from August 10, 2007 and thereafter until the face amount of the note is paid in full. The $387,000 inherent discount is being amortized as debt discount over the term of the note. As of January 31, 2007, the unpaid principal balance totaled $1,877,000 and the unamortized inherent discount totaled $356,447.


In connection with the note, we paid Dutchess a facility fee of $90,000 and agreed to issue 400,000 shares of common stock as incentive shares with a fair value of $264,000. The note is convertible into shares of common stock at the election of the note holder. The conversion rate is at the lesser of (i)
50% of the lowest closing bid price during the 15 trading days preceding the conversion notice or (ii) 100% of the lowest bid price for the 20 days immediately preceding the convertible closing date. The convertible promissory note agreement contains a conversion limit which limits the ability of Dutchess to convert the note to not exceed 4.99% of our outstanding shares of common stock at any given time.


Whereas we have been successful in the past in raising capital, no assurance can be given that these sources of financing will continue to be available to us and/or that demand for our equity/debt instruments will be sufficient to meet our capital needs or that financing will be available on terms favorable to us.

To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities may result in dilution to existing stockholders. If additional funds are raised through issuance of debt securities, these securities may have rights, preferences and privileges senior to holders of common stock and the terms of such debt could impose restrictions on our operations. Regardless of whether our cash assets prove to be inadequate to meet our operational needs, we may seek to compensate providers of services by issuance of our stock in lieu of cash, which may also result in dilution to existing stockholders.

                             DESCRIPTION OF PROPERTY

We are headquartered in Concord, Ontario, Canada where we lease a 12,500 square foot facility in support of our marketing, manufacturing and distribution requirements. We have a month-to-month lease and pay $6,932 per month in rent. We believe this facility is adequate for our needs for the next 2 years. We manufacture and ship our products directly from our head office.



               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the six months ended January 31, 2007, the Company received loans from its President and Chief Executive Officer of approximately $497,000. The above related party transaction is not necessarily indicative of the amounts that would have been incurred had a comparable transaction been entered into with an independent party. The terms of this transaction were more favorable than would have been attained if the transactions were negotiated at arm's length.

Included in accounts payable at July 31, 2005 was $255,000 due to The Cellular Connection Ltd., a company owned and controlled by our Chief Executive Officer, Mr. Turk.This amount arose when we assumed a debt from Vital Products, Inc.
We received a note from Vital Products, Inc. in consideration for assuming the debt at an annual interest rate of 20% per annum. The above related party transaction is not necessarily indicative of the amounts that would have been incurred had a comparable transaction been entered into with an independent party. The terms of this transaction were more favorable than would have been attained if the transactions were negotiated at arm's length.

During 2006, we paid $95,000 to The Cellular Connection Ltd., a company owned and controlled by Mr. Turk for equipment rental. The above related party rent transaction is not necessarily indicative of the amounts that would have been incurred had a comparable transaction been entered into with an independent party. The terms of this transaction were more favorable than would have been attained if the transactions were negotiated at arm's length.

             MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock has traded over the counter and has been quoted on the OTC Bulletin Board since February 5, 2003. The stock currently trades under the symbol "ONGO.OB." Bid and ask quotations for our common shares are routinely submitted by registered broker dealers who are members of the National Association of Securities Dealers on the NASD Over-the-Counter Electronic Bulletin Board. These quotations reflect inner-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. The high and low bid information for our shares for each quarter for the last two years, so far as information is reported, through the quarter ended October 31, 2006, as reported by the Bloomberg Financial Network, are as follows:

Year Ended                  High            Low
-----------                 ------          -----

2005
January 31                 $154.50            $40.00
April 30                   $110.00            $52.50
July 31                     $60.00            $36.00
October 31                  $75.00            $41.00

2006
January 31                  $57.00            $17.50
April 30                    $24.50            $10.00
July 31                     $11.50             $5.00
October 31                   $5.00             $1.35

2007

January 31                  $ 1.77            $ 0.15
April 30*                   $ 0.165           $ 0.026

* Through April 16, 2007

Restated for a 30:1 reverse split on October 4, 2004 and a 50:1 reverse split on August 10, 2006.

Number of Stockholders

We have approximately 1,800 record holders of our common stock as of October 31, 2006.

Dividend Policy

We do not pay dividends on our common stock and we do not anticipate paying dividends on our common stock in the foreseeable future. We intend to retain our future earnings, if any, to finance the growth of our business.

EXECUTIVE COMPENSATION

Set forth in the following table is certain information relating to the compensation we paid during the last three fiscal years to Stuart Turk, our Chief Executive Officer, and Evan Schwartzberg, our Chief Financial and Accounting Officer. No other executive officer or employee earned over $100,000 in the last fiscal year.

                           Summary Compensation Table

                                                     Annual
                                Year       Salary    Compensation  All Other
                                                     Bonus         Compensation
-------------------------------------------------------------------------------
Stuart Turk,
President, Chairman,
CEO and Director                     2002(1)   $    -0-    $  -0-    $     409
                                     2003(2)   $    -0-    $  -0-    $  46,150
                                     2004(3)   $ 60,000    $  -0-    $  84,037
                                     2005      $167,000    $  -0-    $     -0-
                                     2006      $300,000    $  -0-    $     -0-

Evan Schwartzberg
Chief Financial Officer and
Accounting Officer                   2004(4)   $    -0-    $  -0-    $  18,750
                                     2005      $    -0-    $  -0-    $     -0-
                                     2006(5)   $ 71,000    $  -0-    $     -0-
-------------------------------------------------------------------------------
(1) We issued Mr. Turk 75,000 shares as director's compensation in 2002.
    The shares were valued at $409.

(2) We issued Mr. Turk 1,230,000 common shares for services as Chairman and Chief Executive Officer in 2003. The shares were valued at $39,625. Additionally, we issued Mr. Turk 75,000 shares as director's compensation in 2003. The shares were valued at $6,525. Mr. Turk agreed to forego management salaries payable in the amount of $12,842. This amount was treated as a capital contribution as of January 31, 2003.

(3) On October 31, 2003, we issued Mr. Turk an option to acquire 16,667 common shares at an exercise price of $1.50 per share with an expiry of July 15, 2008. The option was issued in consideration of services rendered to us. The value of the option has been estimated to be $65,287. Additionally, we issued Mr. Turk 150,000 shares as director's compensation in 2004. The shares were valued at $18,750.

(4) We issued Mr. Schwartzberg 150,000 shares as compensation in 2004. The shares were valued at $18,750.

(5) Mr. Schwartzberg's remuneration started January 31, 2006.


DIRECTOR COMPENSATION

We do not currently have any formal arrangements to compensate directors. Each of our directors was granted 150,000 shares of restricted common stock on July 30, 2004 as compensation for services rendered. We compensate our directors in shares of our common stock to preserve capital to grow our company. We did not compensated our directors for their services for the fiscal years ended July 31, 2005 and July 31, 2006.

EMPLOYMENT AGREEMENTS

We do not currently have any employment agreements with our executive officers.

ADDITIONAL INFORMATION

We file with the SEC periodic reports on Forms 10-KSB, 10-QSB, and 8-K.
We intend to send annual reports containing audited financial statements to our stockholders. Additionally, we filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 for the shares of common stock in the offering, of which this prospectus is a part. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement.

Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, NE,
Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330.

The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

                                ON THE GO HEALTHCARE, INC.

                                        INDEX

                                 July 31, 2006 and 2005


                                                                          Page


      REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.............. F1


      CONSOLIDATED FINANCIAL STATEMENTS

      Consolidated Balance Sheets.......................................... F2

      Consolidated Statements of Operations................................ F3

      Consolidated Statement of Changes in Stockholders' Equity............ F4

      Consolidated Statements of Cash Flows................................ F5

      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS..................... F6 - F18

      Consolidated Financial Statements Three Months Ended
        January 31,2007 and January 31, 2006(Unaudited) INDEX..............F19



                                                                            F1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of On the Go Healthcare, Inc.

We have audited the accompanying consolidated balance sheets of On the Go Healthcare, Inc. as of July 31, 2006 and 2005 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended July 31, 2006. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of On the Go Healthcare, Inc. as of July 31, 2006 and 2005, and the results of its operations and its cash flows for each of the years in the two-year period ended July 31, 2006 in conformity with accounting principles generally accepted in the United States of America.




/s/DANZIGER & HOCHMAN
-------------------------
DANZIGER & HOCHMAN
Chartered Accountants


Toronto, Ontario
October 3, 2006


                                                                            F2

ON THE GO HEALTHCARE, INC
(dba ON THE GO TECHNOLOGIES GROUP)
CONSOLIDATED BALANCE SHEETS
FOR THE YEARS ENDED JULY 31, 2006 AND 2005

                                                July 31, 2006    July 31, 2005
                                               --------------    -------------
 ASSETS

Current assets
        Cash                                   $    481,799       $  1,704,663
        Accounts receivable                       4,906,301          3,764,747
        Inventory                                   213,848            508,025
        Income tax receivable                        82,743             29,703
        Prepaid expenses                            135,486            141,916
        Due from Vital Products, Inc.             1,206,000          1,065,522
                                               --------------    -------------
                Total current assets              7,026,177          7,214,576

Deferred tax asset                                        -            427,945
Investment in Vital Products, Inc.                  250,000            250,000
Property and equipment, net of accumulated
  depreciation                                      646,212            405,896
Goodwill                                          4,423,383          2,326,807
                                               --------------    -------------
Total assets                                   $ 12,345,772       $ 10,625,224
                                               ==============    =============

 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
        Accounts payable and accrued expenses  $  4,154,827       $ 4,088,075
        Note payable                                194,019           409,836
        Current portion of long-term debts          767,798           587,500
                                               --------------    -------------
                Total current liabilities         5,116,644         5,085,411

Long-term debts                                   2,973,084           374,369
                                               --------------    -------------
Total liabilities                                 8,089,728         5,459,780
                                               --------------    -------------

Stockholders' equity
        Preferred stock; $0.01 par value;
          1,000,000 shares authorized,
          284,134 and 279,134 issued and
          outstanding, respectively                   2,841             2,791
        Common stock; $0.0001 par value;
          100,000,000 shares authorized,
          23,164,949 and 3,594,403 issued
          and outstanding, respectively               2,316               359
        Additional paid-in capital               14,211,682         8,411,809
        Accumulated other comprehensive income     (345,831)           22,814
        Accumulated deficit                      (9,614,964)       (3,272,329)
                                               --------------    -------------
                Total stockholders' equity        4,256,044         5,165,444
                                               --------------    -------------
Total liabilities and stockholders' equity     $ 12,345,772      $ 10,625,224
                                               ==============    =============

See Accompanying Notes to Consolidated Financial Statements

                                                                            F3

ON THE GO HEALTHCARE, INC
(dba ON THE GO TECHNOLOGIES GROUP)
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED JULY 31, 2006 AND 2005



                                                  For the          For the
                                                 year ended       year ended
                                                July 31, 2006    July 31, 2005
                                               --------------    -------------

Sales                                            $ 30,011,797      $ 5,570,778
Cost of revenues                                   25,281,289        4,560,594
                                               --------------    -------------
        Gross profit                                4,730,508        1,010,184

Operating expenses
        Depreciation and amortization                 208,063          116,759
        Selling, general and administrative         9,185,147        2,526,254
                                               --------------    -------------
                Total operating expenses            9,393,210        2,643,013
                                               --------------    -------------
        Loss from operations                       (4,662,702)      (1,632,829)
                                               --------------    -------------

Other income (expense)
        Interest and financing expense             (1,233,291)        (162,055)
        Interest income                               186,837                -
        Loss on extinguishment of debt               (633,479)               -
                                               --------------    -------------
                Total other income (expense)       (1,679,933)        (162,055)
                                               --------------    -------------

Loss before provision for income taxes             (6,342,635)      (1,794,884)

Provision for income taxes                                 --         (459,783)
                                               --------------    -------------
Net loss from continuing operations                (6,342,635)      (1,335,101)
Net income from discontinued operations,
  net of taxes                                             --          302,073
                                               --------------    -------------
Net loss                                         $ (6,342,635)    $ (1,033,028)
                                               ==============    =============
Earnings per share computation:
        Net loss from continuing operations           $ (0.65)         $ (0.76)
                                               ==============    =============
        Net income from discontinued operations  $          -           $ 0.17
                                               ==============    =============
        Net loss                                 $      (0.65)         $ (0.59)
                                               ==============    =============
Weighted average common shares outstanding -
        basic and diluted                           9,823,017        1,752,327
                                               ==============    =============


See Accompanying Notes to Consolidated Financial Statements

                                                                            F4

ON THE GO HEALTHCARE, INC.
(dba ON THE GO TECHNOLOGIES GROUP)
COSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED JULY 31, 2006 AND 2005



                                                                                           Accumulated
                                                                             Additional       Other                      Total
                            Preferred Stock               Common Stock         Paid-in    Comprehensive  Accumulated  Stockholders'
                          Shares        Amount        Shares        Amount     Capital     Income(Loss)      Deficit     Equity
                       ---------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
Balance, July 31, 2004   279,134   $      2,791   27,612,428   $     2,761   $ 2,850,210   $   (32,264)  $(2,239,301)  $   584,197

Reverse stock split            -             -   (29,130,158)       (2,913)        2,913             -             -             -

Issuance of stock
  for cash                     -             -     2,976,633           287       897,041             -             -       897,328

Issuance of stock
  for services                 -             -       689,500            79       645,531             -             -       645,610

Warrants converted into
  common stock                 -             -        96,000            10        95,990             -             -        96,000

Issuance of stock for
  purchase of Infinity
  Technologies, Inc.           -             -     1,350,000           135     1,349,865             -             -     1,350,000

Warrants issued for
  services                     -             -             -             -       346,268             -             -       346,268

Issuance of stock for
  financing costs              -             -             -             -        53,840             -             -        53,840

Beneficial conversion
  feature associated
  with convertible debt        -             -             -             -     2,170,151             -             -     2,170,151

Foreign currency
  translation                  -             -             -             -             -        55,078             -        55,078

Net loss                       -             -             -             -             -             -    (1,033,028)   (1,033,028)
                       ---------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
Balance, July 31, 2005   279,134         2,791     3,594,403           359     8,411,809        22,814    (3,272,329)    5,165,444

Issuance of stock
  for cash                 5,000            50     3,020,573           302     1,052,911             -             -     1,053,263

Issuance of stock
  for services                 -             -     7,853,500           785     2,118,890             -             -     2,119,675

Issuance of stock for
  purchase of Island
  Corporation                  -             -     1,160,000           116       774,984             -             -       775,100

Issuance of stock for
  purchase of Solutions
  in Computing                 -             -       800,000            80       319,920             -             -       320,000

Issuance of stock for
  payment on convertible
  debts                        -             -     6,276,473           628     1,156,214             -             -     1,156,842

Issuance of stock for
  financing costs              -             -       460,000            46       376,954             -             -       377,000

Foreign currency
  translation                  -             -             -             -             -      (368,645)            -      (368,645)

Net loss                       -             -             -             -             -             -    (6,342,635)   (6,342,635)
                       ---------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
Balance, July 31, 2006   284,134   $     2,841    23,164,949   $     2,316   $14,211,682   $  (345,831)  $(9,614,964)  $ 4,256,044
                       =========   ===========   ===========   ===========   ===========   ===========   ===========   ===========


See Accompanying Notes to Consolidated Financial Statements

                                                                            F5

ON THE GO HEALTHCARE, INC.
(dba ON THE GO TECHNOLOGIES GROUP)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JULY 31, 2006 AND 2005




                                                  For the          For the
                                                 year ended       year ended
                                                July 31, 2006    July 31, 2005
                                               --------------    -------------

Cash flows from operating activities:
  Net loss                                      $  (6,342,635)   $  (1,033,028)
  Adjustments to reconcile net loss to net
  cash provided by operating activities:
    Stock-based compensation                        2,119,675          991,878
    Financing cost related to convertible debt      1,122,628           53,840
    Depreciation and amortization                     208,063          116,759
    Interest earned on Due from Vital Products       (140,478)               -
    Write-off of deferred tax asset                   427,945                -
    Loss on extinguishment of debt                    633,479                -
    Gain on sale of Childcare Division                      -         (615,341)
  Changes in operating assets and liabilities:
    Change in accounts receivable                  (1,141,554)        (502,681)
    Change in inventory                               294,177           35,305
    Change in prepaid expenses                          6,430         (119,508)
    Change in income tax receivable                   (53,040)               -
    Change in deferred income taxes                         -         (427,945)
    Change in accounts payable and
      accrued expenses                                (66,752)         121,769
                                               --------------    -------------
        Net cash provided by (used in)
          operating activities                     (2,798,558)      (1,378,952)
                                               --------------    -------------
Cash flows from investing activities:
  Purchase of Helios/Oceana Ltd.                            -         (350,856)
  Purchase of Infinity Technology, Inc.                     -         (395,549)
  Purchase of Island Corporation and
    Solutions in Computing Inc.                    (1,001,476)               -
  Loan to Vital Products, Inc.                              -          (60,524)
  Purchase of property and equipment                 (448,379)        (276,692)
                                               --------------    -------------
        Net cash provided by (used in)
          investing activities                     (1,449,855)      (1,083,621)
                                               --------------    -------------
Cash flows from financing activities:
  Payments on loan payable                                  -          (45,902)
  Payments on notes payable                          (215,817)               -
  Payments on related party notes payable                   -          (83,519)
  Payments on convertible debts                    (4,777,252)               -
  Proceeds from convertible debts                   7,334,000        3,132,020
  Proceeds from stock issuances                     1,053,263          897,328
  Proceeds from warrants issued                             -           96,000
                                               --------------    -------------
                                                    3,394,194        3,995,927
                                               --------------    -------------
Effect of foreign currency exchange                  (368,645)         (13,034)
                                               --------------    -------------
Net change in cash                                 (1,222,864)       1,520,320
Cash, beginning of period                           1,704,663          184,343
                                               --------------    -------------
Cash, end of period                             $     481,799      $ 1,704,663
                                               ==============    =============

See Accompanying Notes to Consolidated Financial Statements

                                                                            F6

ON THE GO HEALTHCARE, INC.
(dba ON THE GO TECHNOLOGIES GROUP)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2006 AND 2005



1. DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT ACCOUNTING
   POLICIES

Description of history and business - On The Go Healthcare, Inc.
(the "Company"), doing business as On The Go Technologies Group, was incorporated on July 21, 2000 in the State of Delaware.

On May 18, 2004, the Company signed an agreement to acquire substantially all of the assets and assume the liabilities of Vital Baby Innovations, Inc. The acquisition was completed in June 2004.

On February 28, 2005, the Company acquired 1637033 Ontario Limited and its wholly-owned subsidiary, Helios/Oceana Ltd., an Ontario-based company, that provides IT professional services. The Company paid for this acquisition by acting on a security agreement on a note receivable.

In July 2005, the Company sold all of the significant assets in its childcare division to Vital Products, Inc.

On July 19, 2005, the Company acquired Infinity Technologies Inc., a computer hardware provider.

In October 2005, the Company entered into a Letter of Intent to purchase Island Corporation, a company involved in computer hardware distribution focusing in the medical field. The acquisition was completed in January 2006.

In January 2006, the Company completed the purchase of Solutions In Computing, a supplier of computer hardware and software focusing in the entertainment field.

In May 2006, the Company amalgamated all of its subsidiaries into On the Go Technologies, Inc. Accordingly, as of July 31, 2006, the Company conducted its operations directly and through its wholly-owned subsidiary On The Go Technologies, Inc.

The Company is in the business as a value added distributor of computer and computer related products. The Company operates in Canada and its headquarters are located in Ontario, Canada.

Liquidity and capital resources - As of July 31, 2006, the Company had total current assets of $7,026,177 and total current liabilities of $5,116,644 resulting in a working capital surplus of $1,909,533. As of July 31, 2006, the Company had cash totaling $481,799. The Company's cash flow from operating activities for the year ended July 31, 2006 resulted in a deficit of $2,798,558. The Company's cash flow from investing activities resulted in a deficit of $1,449,855. The Company's cash flows from financing activities resulted in a surplus of $3,394,194. Overall, the Company's cash flows for the year ended July 31, 2006, decreased by $1,222,864. During the year ended July 31, 2006, the Company was able to raise $8,387,263 through a combination of debt and equity. Capital raised through debt issuances during fiscal year 2006 was primarily through a convertible debt facility which allows loans up to $5,500,000 on revolving basis as described in
Note 6. During the same year, the Company acquired businesses with purchase prices totaling $2,556,000. The Company believes the cash flow from current operating activities and operating activities of the newly acquired businesses for the next twelve months, and capital raised, as needed, through existing debt financing will be sufficient to provide necessary capital for the Company's operations for the next twelve months.

                                                                            F7

Use of estimates - The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period.
Actual results could differ from those estimates.

Year end - The Company's year end is July 31.

Principles of consolidation - The accompanying consolidated financial statements include the accounts of On The Go Healthcare, Inc. and its wholly-owned subsidiaries, The International Mount Company, 1637033 Ontario Limited, Helios/Oceana Ltd., Infinity Technologies Inc., and Island Corporation. The accompanying consolidated financial statements have been prepared in accordance accounting principles generally accepted in the United States. All material inter-company accounts and transactions have been eliminated in consolidation. During May 2006, the Company amalgamated all its subsidiaries listed above into On the Go Technologies, Inc. Accordingly, the Company conducts its operations directly and through its wholly-owned subsidiary On The Go Technologies, Inc. as of July 31, 2006.

Reclassifications - Certain prior year amounts were reclassified to conform to current year presentation.

Foreign currency translation - The Company considers the functional currency to be the local currency and, accordingly, their financial information is translated into U.S. dollars using exchange rates in effect at year-end for assets and liabilities and average exchange rates during each reporting period for the results of operations. Adjustments resulting from translation of foreign subsidiaries' financial statements are included as a component of other comprehensive income (loss) within stockholders' equity.

Segment reporting - The Company monitors its operations on a divisional basis and has only one reportable operating segment, being a value-added distributor of computer hardware and software.

Revenue and expense recognition - The Company recognizes revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101") as modified by Securities and Exchange Commission Staff Accounting Bulletin No. 104.
Under SAB 101, revenue is recognized at the point of passage to the customer of title and risk of loss, there is persuasive evidence of an arrangement, the sales price is determinable, and collection of the resulting receivable is reasonably assured. The Company generally recognizes revenue at the time of delivery of goods. Sales are reflected net of discounts and returns.

Cash - Cash equivalents consist of highly liquid investments with maturities of three months or less when purchased. Cash and cash equivalents are on deposit with financial institutions without any restrictions.

Allowance for doubtful accounts - The allowance for doubtful accounts is an estimate made by management, based upon current information, to reserve for potential credit losses in the future. While these losses have been within management's expectations in the past, it is reasonably possible that the allowance for doubtful accounts will need to be revised in the future to reflect changing information and conditions.

                                                                            F8

Inventory - Inventory is comprised of finished goods held for sale and is stated at lower of cost or market value. Cost is determined by the average cost method. The Company estimates the realizable value of inventory based on assumptions about forecasted demand, market conditions and obsolescence. If the estimated realizable value is less than cost, the inventory value is reduced to its estimated realizable value. If estimates regarding demand and market conditions are inaccurate or unexpected changes in technology affect demand, the Company could be exposed to losses in excess of amounts recorded.


Fair value of financial instruments - The Company's estimate of the fair value of cash, accounts receivable, notes receivable, notes payable, loans payable, accounts payable and accrued liabilities and long-term debt approximates the carrying value.

Property and equipment - Property and equipment are recorded at cost less accumulated depreciation. Depreciation is provided annually on a declining basis and straight line basis over the estimated useful life of the asset, except for current year additions on which one-half of the rates are applicable:

        Manufacturing equipment    30% declining balance
        Leaseholds                 5 years straight line
        Office furniture           20% declining balance
        Computer hardware          30% declining balance
        Computer software          30% declining balance

The cost of repairs and maintenance is charged to expense as incurred. Expenditures for property betterments and renewals are capitalized. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income (expense).

The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful life of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability.

Goodwill and intangible asset - In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. Under
SFAS No. 142, goodwill and intangible assets with indefinite lives are no longer amortized but are reviewed annually (or more frequently if impairment indicators arise) for impairment.

According to this statement, goodwill and intangible assets with indefinite lives are no longer subject to amortization, but rather an annual assessment of impairment by applying a fair-value based test. Fair value for goodwill is based on discounted cash flows, market multiples and/or appraised values as appropriate. Under SFAS No. 142, the carrying value of assets are calculated at the lowest level for which there are identifiable cash flows.

The Company has goodwill approximating $4,423,000 and $2,327,000 as of July 31, 2006 and 2005, respectively, which in the opinion of management, no impairment is deemed necessary.

SFAS 142 requires the Company to compare the fair value of the reporting unit to its carrying amount on an annual basis to determine if there is potential impairment. If the fair value of the reporting unit is less than its carrying value, an impairment loss is recorded to the extent that the fair value of the goodwill within the reporting unit is less than its carrying value.

                                                                            F9

Income taxes - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. As July 31, 2006, the Company has available for income tax purposes a net operating loss carry forward of approximately $6,863,000, expiring in the year 2015, that may be used to offset future taxable income. As of July 31, 2006, the Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the limited earning history of the Company, it is more likely than not that the benefits will not be realized.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of July 31, 2006 and 2005 are as follows:

                                               2006              2005
                                        -----------       -----------
Non-capital losses carry forward        $ 6,862,673       $ 4,349,469

Enacted tax rate - 36%
  Deferred tax asset                      2,470,562         1,565,809
  Less:  Valuation allowance             (2,470,562)       (1,137,864)
                                        -----------       -----------
                                        $         -       $   427,945
                                        ===========       ===========

In assessing the realizability of future tax assets, management considers whether it is more likely than not that some portion or all of the future tax assets will not be realized. The ultimate realization of future tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of future tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

The effective income tax rate for the years ended July 31, 2006 and 2005 were 36% for both years comprising of 22% for federal statutory rate and 14% for provincial statutory rate.

Stock based compensation - On January 1, 2006, the Company adopted SFAS
No. 123 (R) "Share-Based Payment" which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including employee stock options and employee stock purchases related to a Employee Stock Purchase Plan based on the estimated fair values.

                                                                            F10

Earnings (loss) per share - The Company reports earnings (loss) per share in accordance with SFAS No. 128, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common stockholders by the weighted average number of common shares available. Diluted earnings
(loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since the effect of the assumed exercise of options and warrants to purchase common shares would have an anti-dilutive effect.

Comprehensive income (loss) - The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners or distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under the current accounting standards as a component of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income is displayed in the statement of stockholders' equity and in the balance sheet as a component of stockholders' equity.

Recent accounting pronouncements - In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections." This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods' financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. This statement is not expected to have a material effect on the Company's consolidated financial position or results of operations.

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments". SFAS No. 155 amends SFAS No 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAF No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company's first fiscal year that begins after September 15, 2006. This statement is not expected to have a material effect on the Company's consolidated financial position or results of operations.

                                                                            F11

In June 2005, the EITF reached consensus on Issue No. 05-6, Determining the Amortization Period for Leasehold Improvements ("EITF 05-6.")
EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. EITF 05-6 is not expected to have a material effect on the Company's consolidated financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157 "Fair Value Measurements". SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure about fair values. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Management believes that the adoption of SFAS No. 157 will not have a material impact on the consolidated financial results of the Company.


2. ACQUISITIONS

On July 1, 2005, the Company purchased all of the issued and outstanding stock of Infinity Technologies Inc., an Ontario-based company that is a value-added computer distributor. The results of operations for Infinity Technologies Inc. have been included in the financial statements of the Company from the date of acquisition. The acquisition has been accounted for using the purchase method as follows:

        Accounts receivable       $2,750,980
        Inventory                    303,671
        Other current assets          44,919
        Property and equipment       125,522
        Intangible assets          1,975,951
        Accounts payable          (2,999,759)
        Loan payable                 (45,902)
                                 ------------
        Net                      $ 2,155,382
                                 ============

The Company paid for this acquisition by payment of cash of $395,549 ($819,672 cash paid less $424,123 cash acquired), issue of common shares of the Company to the vendor totaling $1,350,000 and assumption of a promissory note of $409,833. On February 28, 2005, the Company acquired 1637033 Ontario Limited and its wholly-owned subsidiary, Helios/Oceana Ltd., an Ontario-based company, that provides IT professional services. The purchase price for this acquisition totaled $350,856 which was paid with a $202,721 note receivable and assumption of net liabilities of $148,135.
The acquisition has been accounted for using the purchase method which the entire purchase price of $350,856 was allocated to goodwill.


On January 9, 2006, the Company purchased all of the issued and outstanding stock of Island Corporation, an Ontario-based company that is a value-added computer distributor. The results of operations for Island Corporation, Inc. have been included in the financial statements of the Company from November 1, 2005 which is the effective date of the purchase. The Company paid for this acquisition by payment of cash of $860,000, issue of common shares of the Company to the vendor totaling $775,100 and assumption of a promissory note of $430,000. The acquisition has been accounted for using the purchase method as follows:

        Current assets         $   638,653
        Equipment                   32,398
        Current liabilities      (211,325)
        Goodwill                 1,605,374
                                 ---------
                               $ 2,065,100
                                 =========
                                                                            F12

On January 31, 2006, the Company acquired certain assets of Solutions In Computing, Inc. The Company paid for this acquisition by payment of cash of $87,796, issue of common shares of the Company to the vendor for $320,000 and a promissory note of $83,406. The acquisition has been accounted for using the purchase method which the entire purchase price of $491,202 was allocated to goodwill.

3.      PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of July 31, 2006 and 2005:

                                                   2006            2005
                                              ---------       ---------
        Machinery and equipment               $ 167,139       $ 129,439
              Office equipment                   19,953          18,507
              Computer hardware and software    510,072         257,789
              Leasehold improvements            331,783         168,020
                                              ---------       ---------
                                              1,028,947         573,755
                                               (382,735)       (167,859)
                                              ---------       ---------
        Fixed assets, net                     $ 646,212       $ 405,896
                                              =========       =========


        Depreciation expense for property and equipment for the years ended July 31, 2006 and 2005 were $208,063 and $116,759, respectively.


4.      VITAL PRODUCTS, INC.

As discussed in Note 1, the Company sold its Child Care division to Vital Products, Inc. ("Vital") in July 2005 in exchange for 1,000,000 shares of Vital's common stock. Investment in Vital Products totaling $250,000 consists of the 1,000,000 shares of common stock in Vital representing less than 10% of the outstanding shares, reflected at cost.

The Company also has amounts due from Vital Products, Inc. for monies loaned consisting of the following at July 31, 2006 and 2005:

                                                          2006            2005
                                                     ---------     -----------
        Note receivable plus accrued interest,
          Interest rate at 20% per annum,
          Unsecured and due on demand
          (past due maturity of July 5, 2007)        $ 900,000         760,684

        Note receivable plus accrued interest,
          Interest rate at 20% per annum,
          Unsecured and due on demand (past due
          maturity of June 15, 2007)                   306,000         261,427

        Advances, non-interest bearing, unsecured,
          and due on demand                                  -          43,411
                                                     ---------     -----------
                                                   $ 1,206,000     $ 1,065,522
                                                     =========     ===========

                                                                            F13

5.      NOTE PAYABLE

Notes payable totaling $194,019 and $409,836 at July 31, 2006 and 2005, respectively, are payable to three individuals which arose from the acquisition of Island Corporation and Solutions In Computing as discussed in Note 2. The note payable for Island Corporation is non interest bearing and payable in monthly installments ending February 2007. The amount outstanding at July 31, 2006 is $154,648. The note payable for the purchase of Solutions In Computing is interest bearing and payable in monthly installments ending November 2007. The amount outstanding on this note at July 31, 2006 is $39,371.

6.      LONG TERM DEBTS

On November 30, 2005, the Company issued to Dutchess Private Equities Fund, LP ("Dutchess") a promissory note in the amount of $800,000 for a purchase price of $640,000. The note is due and payable in full on November 30, 2006. Other than the $160,000 discount inherent in the purchase price, the note is non-interest bearing. The note will be repaid using 50% of the proceeds of each put notice delivered by the Company to Dutchess or $66,667 per month.

In connection with the note, the Company paid Dutchess a facility fee of $40,000 and issued to Dutchess 180,000 shares of common stock as incentive shares with a fair value of $153,000. The $40,000 fee, $160,000 inherent discount and $153,000 incentive shares in the note are being amortized to debt discount cost over the term of the note.


On January 6, 2006, the Company issued to Dutchess a promissory note in the amount of $1,250,000 for a purchase price of $1,000,000. The note is due and payable in full on June 30, 2007. Other than the $250,000 discount inherent in the purchase price, the note is non-interest bearing. The note will be repaid using 50% of the proceeds of each put notice delivered by the Company to Dutchess or $69,445 per month.

In connection with the note, the Company paid Dutchess a facility fee of $65,000 and issued 280,000 shares of common stock as incentive shares with a fair value of $224,000. The $65,000 fee, $250,000 inherent discount and $224,000 incentive shares in the note are being amortized to debt discount cost over the term of the note.

The Company accounts for convertible debt securities by the method specified by Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities" and its related interpretations. SFAS No. 133 requires that a conversion option should be accounted for separately as a derivative if the conversion option meets certain criteria.

On July 14, 2005, the Company executed a convertible debt facility with Laurus Master Fund, Ltd. ("Laurus") granting access to borrow up to $5,500,000. This financing consisted of a $500,000 secured term loan (the "Term Note") and a $5,000,000 secured revolving note (the "Revolving Note"). The Revolving Note was effectuated through a $2,500,000 convertible minimum borrowing note and provided for advances of up to 90% of eligible accounts receivable. To the extent the Company repaid the amount outstanding under the Revolving Note and/or Laurus converted amounts due under the Revolving Note into Common Stock, the Company could reborrow or make additional borrowings, provided that the aggregate amount outstanding did not exceed the eligible accounts receivable.

                                                                            F14

Both the $500,000 Term Note and the $2,500,000 Convertible Minimum Borrowing Note (together the "Notes") provided for conversion, at the option of Laurus, of the amounts outstanding into the Company's common stock at a fixed conversion price of $1.02 per share (the "Fixed Conversion Price"). In the event that the Company issued common stock or derivatives convertible into our common stock for a price less than $1.02 per share, then the price at which Laurus may convert its shares was reset to that lower price. The conversion prices under the Notes are subject to equitable adjustment for stock splits, stock dividends and similar events. Laurus was obligated to convert scheduled principal and interest payments under the Term Note when
(i) a registration statement became effective with respect to the shares of common stock underlying the indebtedness, (ii) the five (5) day average market price of the Company's common stock was 115% of the Fixed Conversion Price, and (iii) certain trading volume criteria had been met. Using the Black-Scholes option pricing model, the Company determined the fair value of the conversion feature related to the Notes was $2,365,000 if the full $5,500,000 available under the note was advanced. The assumptions used in the fair value calculation for the warrants were as follows: stock price of $1.03, exercise price of $1.02, weighted average term of three (3) years, volatility (annual) of 59%, dividends rate of 0% and a risk free interest rate of 3.0%. Accordingly, the fair value per share of the warrants was calculated to be $0.43 per share. As a result of the beneficial conversion feature, a discount on debt issued of $2,900,000 was recorded and is being amortized to interest expense over the three year life of the debt agreement.

As part of the transaction, the Company also issued Laurus a seven-year warrant to purchase 1,420,000 shares of its common stock at a price of $1.11 per share. The fair market value of the warrants issued was determined to be $869,000 using the Black-Scholes option pricing model. The assumptions used in the fair value calculation of the warrants were as follows: stock price of $1.03, exercise price of $1.11, weighted average term of seven (7) years, volatility of 59%, dividend rate of 0% and a risk free interest rate of 3.0%. Accordingly, the fair value per share of the warrants was calculated to be $0.61 per share. The Company will amortize this relative fair value of the stock and warrants to interest expense over the three (3) year life of the debt agreement, using the interest method. The loan costs, conversion feature and warrants issued in connection with the Notes, result in an effective interest rate on the debt of approximately 90%.

The Notes bear annual interest at the prime rate (as reported in the Wall Street Journal) plus 2% subject to a floor of 8%, and mature in three years. The interest rate on the Notes will be decreased by 2.0% for every 25% increase in the market value of the Company's common stock above the Fixed Conversion Price up to a minimum of 0.0%. Monthly interest payments on the Notes began August 1, 2005. Monthly amortizing payments of principal on the Term Note, equal to $15,625, are payable on the first day of each month commencing December 1, 2005. The final principal amortization payment on the Term Note is due December 1, 2005. Under the Term Note, if monthly payments of interest and principal are made in cash rather than converted to shares of common stock, the Company will pay Laurus 100% of the then monthly amount due. Prepayments under the Term Note are subject to a premium in the amount of 30% of the principal being repaid. The Revolving Note terminates, and borrowings thereunder become due
July 14, 2008.

The Notes also require the Company to have an effective registration statement covering the common stock underlying the conversion feature of the Notes and the Warrants issued in connection with the Notes.

In November 2005, Laurus advanced the Company an additional $200,000. As of July 31, 2006, the Company has $188,250 outstanding of the total of $500,000 borrowed under the Term Note and $4,266,848 under the Revolving Note.

At July 31, 2006, $733,152 remains available for borrowing under the Revolving Note.

                                                                            F15

On January 13, 2006, the Company agreed to revise the financing facility with Laurus. The revised facility consists of (i) a $500,000 Secured Convertible Note (ii) a Secured Convertible Minimum Borrowing Note, and
(iii) a Secured Revolving Note (collectively, the "Amended and Restated Notes"). The Amended and Restated Notes are secured by a security interest in substantially all of the Company assets.

Pursuant to the Agreement, the Company and Laurus agreed to amend the conversion price to $0.50. In addition, the Company and Laurus agreed to amend the exercise price of the warrants to $0.65.

The modification of the convertible notes and attached warrants, as described in the revised facility, has been accounted for as a debt extinguishment and the issuance of a new debt instrument in accordance with EITF 96-19, "Debtor's Accounting for a Modification of Debt Instruments". Accordingly, in connection with extinguishment of the original debt, the Company recognized a $633,479 loss.

The Amended and Restated Notes were assigned fair value at January 13, 2006, as follows:

   Principal                                            $ 3,600,000
   Less:
     Stock warrants issued in connection with revised
       facility                                            (618,166)
     Value of beneficial conversion features             (1,036,392)
                                                        -----------
   Fair value of modified convertible notes             $ 1,945,442
                                                        ===========

The assumptions used in the fair value calculation of the stock warrants and beneficial conversion features at January 13, 2004 using the Black-Scholes option pricing model were as follows:

                                               Beneficial
                                               Conversion
                                 Warrants      Feature
                                ---------      ---------
   Stock price                     $ 0.47         $ 0.47
   Exercise price                  $ 0.65         $ 0.50
   Term                         6.5 years      2.5 years
   Volatility (annual basis)         140%           140%


The following is a maturity schedule of these long-term debts for the next two years:

  2007                 $   767,798
  2008                   2,973,084
                       -----------
                       $ 3,740,882
                       ===========



7.      STOCKHOLDERS' EQUITY

Preferred stock - The authorized preferred stock is 1,000,000 shares at $0.01 par value. Each share of preferred stock is convertible into 100 shares of common stock. As of July 31, 2006 and 2005, the Company had 284,134 and 279,134, respectively, shares issued and outstanding.

                                                                            F16

Common stock - The authorized common stock is 100,000,000 shares at $0.0001 par value. As of July 31, 2006 and 2005, the Company had
23,164,949 and 3,594,403, respectively, shares issued and outstanding.

Stock options - The Company has adopted a stock option plan accounted for SFAS 123 (prior to January 31, 2006) and SFAS 123R
(post January 31, 2006). During the years ended July 31, 2006 and 2005, the Company granted 2,350,000 and -0- options, respectively. As of July 31, 2006 and 2005, the Company had options outstanding of 2,366,667 and 16,667, respectively, weighted average exercise price of $0.21 and avarge remaining life of 1.01 years at July 31, 2006.

Warrants - During the year ended July 31, 2006 and 2005, the Company issued warrants for 900,000 and 2,380,000 shares of common stock.

The following is a summary of warrants activity during the year ended July 31, 2006 and 2005:

                                              Warrants          Weighted
                                              Outstanding    Average Price
                                              -----------    -------------
Balance outstanding at July 31, 2004                  -             $    -
Shares related to warrants granted            2,380,000               1.07
Forfeited or cancelled                               -                   -
Exercised                                       (96,000)              1.00
                                              ---------
Balance outstanding at July 31, 2005          2,284,000               1.07
Shares related to warrants granted              900,000               0.36
Forfeited or cancelled                                -                  -
Exercised                                             0
                                              ---------
Balance outstanding at July 31, 2006          3,184,000               0.87
                                              =========            =======


All of the outstanding warrants for shares of common stock totaling 3,184,000 and 2,284,000 were exercisable as of July 31, 2006 and 2005, respectively.

8.      RELATED PARTY TRANSACTIONS

During the year, the Company paid rent of approximately $52,000 and $50,000 for the years ended July 31, 2006 and 2005, respectively, to a company related to a director.

Included in accounts payable at July 31, 2006 and 2005 are $-0- and $255,000, respectively, due to a company controlled by a director. This amount arose from assuming a debt from a customer of the related company. The Company received a note receivable from the customer in consideration for assuming the debt.

During the year ended July 31, 2006 and 2005, $95,000 and $90,000, respectively, were paid to a company controlled by a director for equipment rental.

The above related party rent transaction is not necessarily indicative of the amounts that would have been incurred had a comparable transaction been entered into with an independent party. The terms of this transaction were more favorable than would have been attained if the transactions were negotiated at arm's length.

                                                                            F17

9.      COMMITMENTS AND CONTINGENCIES

The Company has entered into various operating leases for certain vehicles. The following are the minimum lease payments under these operating leases:

        2007    $  60,917
        2008       46,213
        2009       17,084
                ---------
                $ 124,214
                =========

In the normal course of business, the Company is involved in various legal proceedings. Based upon the Company's evaluation of the information presently available, management believes that the ultimate resolution of any such proceedings will not have a material adverse effect on the Company's financial condition, liquidity or results of operations.


10.     DISCONTINUED OPERATIONS

In July 2005, the Company sold and disposed of its Childcare Division to Vital Products Inc., in order to focus more fully on its Computer Division. The Company received from the sale of the Childcare Division $250,000 in common stock of Vital Products Inc. and a $750,000 note from Vital Products, Inc.
All equipment, intellectual property and customer lists associated and used in the Childcare Division were purchased by Vital Products, Inc. All assets and liabilities of the Childcare Division were not assumed by the buyer. The Company recognized a gain on sale of the business of $615,623 ($504,811 net of tax) in the fourth quarter of fiscal year 2005.

The following amounts related to the Company's discontinued operation have been segregated from continuing operations and reflected as discontinued operations.
                                                2006           2005
                                              ------      ---------
        Sales                                   $  -      $ 816,590

        Loss before income taxes                   -       (271,441)
        Income tax expense (benefit)                        (68,703)
                                              ------      ---------
        Loss from discontinued operation,          -       (202,738)
                                              ------      ---------
        net of taxes
        Pre-tax gain on sale of discontinued       -        615,623
                operations
        Income tax expense                         -        110,812
                                              ------      ---------
        Gain on sale of business, net of tax       -        504,811
                                              ------      ---------
        Discontinued operations, net of tax     $  -      $ 302,073
                                              ======      =========


11.     SUBSEQUENT EVENTS

In August 2006, the Company approved a 1-for-50 reverse stock split of its common stock effective on August 10, 2006.

During September and October 2006, the Company received loans from its President and Chief Executive Officer of approximately $270,000.

                                                                            F18

                         On the Go Healthcare, Inc.

                      Consolidated Financial Statements

             Three Months Ended January 31, 2007 and 2006 (Unaudited)

Contents


Consolidated Financial Statements:

        Consolidated Balance Sheet as of January 31, 2007 (Unaudited).......F20

        Consolidated Statements of Operations and Comprehensive (loss)
          Income for the Three and Six Months Ended January 31, 2007
          and 2006 (Unaudited)..............................................F21

        Consolidated Statement of Changes in Stockholders' Equity
         For the six months ended January 31, 2007 (Unaudited)..............F22


        Consolidated Statements of Cash Flows for the Six Months Ended
          January 31, 2007 and 2006 (Unaudited).............................F23




        Notes to Consolidated Financial Statements.....................F24- F31



                                                                            F19

                         On the Go Healthcare, Inc.
                         Consolidated Balance Sheet
              January 31, 2007 (Unaudited) and July 31, 2006

                                                       ----------   ---------
                                                       January 31,    July 31,
                                                           2007         2006
                                                       (Unaudited)
                                                       ----------   ---------
ASSETS
    Current
        Cash                                         $   114,940   $   481,799
        Accounts receivable,net                        3,940,794     4,906,301
        Inventory                                        118,697       213,848
        Income tax receivable                              5,058        82,743
        Prepaid expenses                                 165,933       135,486
        Due from Vital Products Inc.                   1,345,576     1,206,000
                                                     -----------   -----------
                                                       5,690,998     7,026,177

    Other
        Investment in Vital Products Inc.                250,000       250,000
        Property and equipment, net of accumulated
          depreciation                                   591,264       646,212
        Capitalized loan fees, net                       326,053             0
        Goodwill                                       4,423,383     4,423,383
                                                     -----------   -----------
Total assets                                         $11,281,698   $12,345,772
                                                     ===========   ===========
LIABILITIES
    Current
        Accounts payable and accrued expenses         $3,226,316    $4,154,827
        Loan payable to related parties                  497,354             0
        Note payable                                     519,994       194,019
        Current portion of long-term debt                651,822       767,798
                                                     -----------   -----------
          Total current liabilities                    4,895,486     5,116,644

    Long-term debt                                     2,324,155     2,973,084
                                                     -----------   -----------
Total liabilities                                      7,219,641     8,089,728
                                                     -----------   -----------
Commitments and contingencies                                  0             0

STOCKHOLDERS' EQUITY
    Common stock $0.0001 par value; 100,000,000
      shares authorized; issued 6,606,779;
      (July 31, 2006 - 463,529)
      preferred stock; $0.01 par value; 1,000,000
      shares authorized; issued 229,134 (July 31,
      2006 - 284,134)
        Issued and outstanding - common                      661            46
        Issued and outstanding - preferred                 2,291         2,841
        Additional paid-in capital                    15,510,687    14,213,952
        Stock payable for 400,000 shares of
          unissued common stock                          264,000             0
        Accumulated other comprehensive income (loss)   (256,215)     (345,831)
        Accumulated deficit                          (11,459,367)   (9,614,964)
                                                     -----------   -----------
           Total stockholders' equity                  4,062,057     4,256,044
                                                     -----------   -----------
 Total liabilities and stockholders' equity          $11,281,698   $12,345,772
                                                     ===========   ===========

The accompanying notes are an integral part of the consolidated financial
statements.                                                                 F20

                        On the Go Healthcare, Inc.
                Consolidated Statements of Operations and
                 Comprehensive (Loss) Income (Unaudited)

                              Three Months Ended         Six Months Ended
                                  January 31,               January 31,
                              ------------------        ----------------------
                                 2007       2006            2007        2006
                              ------------------        ----------------------

Sales                       5,923,984     7,010,685     13,310,201  13,207,196
                           -----------   ----------     ----------   ---------

Cost of sales               4,482,570     6,558,607     11,008,264  11,589,056
                           -----------   ----------     ----------   ---------

Gross profit                1,441,414       452,078      2,301,937   1,618,140
                           -----------   ----------     ----------   ---------

Depreciation and
  Amortization                 22,640        70,053         68,581      70,053
Selling, general and
  administrative expenses   1,732,547     1,738,333      3,240,810   3,334,883
                           -----------   ----------     ----------   ---------
Total operating expenses    1,755,187     1,808,386      3,309,391   3,404,936
                           -----------   ----------     ----------   ---------

Loss before income taxes     (313,773)   (1,356,308)    (1,007,454) (1,786,796)
                           -----------   ----------     ----------   ---------

Other income (expense)
  Interest and
    Financing costs          (564,666)     (323,538)      (989,016)   (489,124)
  Interest Income              63,639             0        152,067           0
  Loss on Extinguishment
    of Debt                         0      (628,741)             0    (628,741)
                           -----------   ----------     ----------   ----------
Net loss                     (814,800)  $(2,308,587)    (1,844,403)$(2,904,661)
                           ===========   ==========     ==========   ==========

Earnings per share computation:
  Net loss per common share $   (0.20)   $  (24.44)      $   (0.71)$    (33.82)
                           ===========   ==========     ==========   ==========

Weighted average number of
common shares outstanding   4,110,508        94,452      2,609,999      85,886
                           ===========   ==========     ==========  ===========



The accompanying notes are an integral part of the consolidated
financial statements.                                                       F21

                        On the Go Healthcare, Inc.
                Consolidated Statement of Changes in Stockholders' Equity
                  For the three months ended January 31, 2007
                              (Unaudited)

                                                                                           Accumulated
                                                                    Additional               Other                       Total
                         Preferred Stock          Common Stock        Paid-in    Stock    Comprehensive  Accumulated  Stockholders'
                         Shares    Amount      Shares      Amount     Capital   Payable    Income(Loss)   Deficit       Equity
                         ------  --------  ----------   ---------  -----------  ---------  -----------   ------------  -----------
Balance, July 31, 2006  284,134  $  2,841     463,529   $      46  $14,213,952          -   $ (345,831)  $(9,614,964)  $ 4,256,044

Issuance of common
  stock for services                          630,000          63      100,737          -            -             -       100,800

Conversion of preferred
 stock into common stock(55,000)     (550)  5,500,000         550            -          -            -             -             -

Beneficial conversion
  feature related to
     convertible debt         -         -           -           -    1,196,000          -            -             -     1,196,000

Issuance of common stock
 related to exercise of
 warrants                     -         -      13,250           2          (2)          -            -             -             -

Recognition of payable
  related to 400,000 shares
    of unissued common
     stock due                -         -           -           -            -    264,000            -             -       264,000

Foreign currency translation  -         -           -           -            -          -       89,616             -        89,616

Net loss                      -         -           -           -            -          -            -    (1,844,403)   (1,844,403)
                         ------  --------  ----------  ----------  -----------   --------   -----------  ------------   -----------

Balance,
  January 31, 2007      229,134     2,291   6,606,779  $      661  $15,510,687    264,000   $ (256,215) $(11,459,367)  $ 4,062,057
                      =========  ========  ==========  ==========  ===========   ========   ===========  ============  ============


The accompanying notes are an integral part of the consolidated
financial statements.                                                       F22

                         On the Go Healthcare, Inc.
              Consolidated Statements of Cash Flows (Unaudited)

                                                             Six Months Ended
                                                               January 31,
                                                        ----------------------
                                                               2007       2006
                                                        ----------------------
Operating activities
        Net loss                                        (1,844,403) (2,904,661)
                                                        ----------------------
        Adjustments to reconcile net loss to net cash used
          by operating activities:
            Shares issued in consideration of services
              rendered                                      100,800    219,325
            Financing costs related to convertible debt     773,883    313,893
            Depreciation and amortization                    68,581     70,053
            Interest Earned - Due from Vital Products Inc  (139,576)  (163,671)
            Loss on Extinguishment of Debt                        0    628,741
            (Increase) decrease in:
               Income Tax receivable                         77,685     29,703
               Accounts receivable                          965,507   (465,638)
               Inventory                                     95,151    230,505
               Prepaid expenses                             (30,447)    88,457
            Increase (decrease) in:
               Accounts payable and accrued expenses     (1,113,041)   121,910
                                                        ----------------------
        Net cash used by operating activities            (1,045,860)(1,831,383)
                                                         ----------------------
Investing activities
        Acquisition of property and equipment               (13,633)  (277,794)
        Goodwill                                                  0   (576,285)
                                                        ----------------------
        Net cash used by investing activities               (13,633)  (854,079)
                                                        ----------------------
Financing activities
        Payment on notes payable                           (727,808)  (314,450)
        Payments on convertible debts                   (14,498,789)         0
        Payment on capitalized loan fees                    (90,000)         0
        Proceeds from related parties loans                 497,354          0
        Proceeds from convertible debts                  14,368,478  1,735,000
        Proceeds from note payable                        1,053,783          0
        Proceeds from stock issuances                             0    447,151
                                                        ----------------------
        Net cash provided by financing activities           603,018  1,867,701
                                                        ----------------------
Effect of exchange rate changes                              89,616    101,931
                                                        ----------------------
Net change in cash                                         (366,859)  (715,830)

Cash at beginning of period                                 481,799  1,704,663
                                                        ----------------------

Cash at end of period                                       114,940   $988,833
                                                        ======================


The accompanying notes are an integral part of the consolidated
financial statements.                                                       F23

                         On the Go Healthcare, Inc.
                 Notes to Consolidated Financial Statements
                    January 31, 2007 and 2006 (Unaudited)

1.      BASIS OF PRESENTATION AND HISTORY OF THE COMPANY

Basis of presentation - The accompanying unaudited consolidated financial statements have been prepared in accordance with Securities and Exchange Commission requirements for interim financial statements. Therefore, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. The financial statements should be read in conjunction with the Form 10-KSB for the year ended July 31, 2006 of On The Go Healthcare, Inc., doing business as On The Go Technologies Group (the "Company").

The interim financial statements present the balance sheet, statements of operations, stockholders' equity and cash flows of On The Go Healthcare, Inc. The financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

The interim financial information is unaudited. In the opinion of management, all adjustments necessary to present fairly the financial position as of January 31, 2007 and the results of operations, stockholders' equity and cash flows presented herein have been included in the financial statements. All such adjustments are the normal and recurring nature. Interim results are not necessarily indicative of results of operations for the full year.

History of the Company

On The Go Healthcare, Inc. (the "Company"), doing business as On The Go Technologies Group, was incorporated on July 21, 2000 in the State of Delaware.

In October 2003, the Company acquired the assets and liabilities of Compuquest, Inc. through its subsidiary International Mount. Compuquest is an authorized dealer of computer hardware, software and peripherals for Acer America, AST Computer, Hewlett-Packard, Microsoft and Toshiba.

On May 18, 2004, the Company signed an agreement to acquire substantially all of the assets and assume the liabilities of Vital Baby Innovations Inc. The acquisition was completed in June 2004.

On February 28, 2005, the Company acquired 1637033 Ontario Limited and its wholly-owned subsidiary, Helios/Oceana Ltd., an Ontario-based company, that provides IT professional services. The Company paid for this acquisition by acting on a security agreement on a note receivable.

In June 2005, the Company sold all of the significant assets in its childcare division to Vital Products, Inc.

On July 19, 2005, the Company acquired Infinity Technologies Inc., a computer hardware provider.

In October 2005, the Company entered into a Letter of Intent to purchase Island Corporation, a company involved in computer hardware distribution focusing in
the medical field.   The acquisition was completed in January 2006.

In January 2006, the Company completed the purchase of Solutions in Computing, a supplier of computer hardware and software focusing in the entertainment field.

                                                                            F24

During May 2006, the Company amalgamated all of its subsidiaries into On the Go Technologies, Inc. Accordingly, as of July 31, 2006, the Company conducted its operations directly and through its wholly-owned subsidiary On The Go Technologies, Inc.

The Company is in the business as a value added distributor of computer and computer related products. The Company operates in Canada and its headquarters are located in Ontario, Canada.

Liquidity and capital resources

As of January 31, 2007, the Company had total current assets of $5,690,998 and total current liabilities of $4,895,486 resulting in a working capital surplus of $795,512. As of January 31, 2007, the Company had cash totaling $114,940. The Company's cash flow from operating activities for the six months ended January 31, 2007 resulted in a deficit of $1,045,860. The Company's cash
flow from investing activities resulted in a deficit of $13,633.   The
Company's cash flows from financing activities resulted in a surplus of $603,018. Overall, the Company's cash flows for the six months ended January 31, 2007, decreased by $366,859. During the six months ended
January 31, 2007, the Company was able to raise approximately $(130,311) through advances from its revolving note (see Note 6), and new debt financing. The Company believes the cash flow from current operating activities and capital raised, as needed, through existing debt financing will be sufficient to provide necessary capital for the Company's operations for the next twelve months.

2.      SIGNIFICANT ACCOUNTING POLICIES

Use of estimates - The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Principles of consolidation - The accompanying consolidated financial statements include the accounts of On The Go Healthcare, Inc. and its wholly owned subsidiary, On The Go Technologies Inc. The accompanying consolidated financial statements have been prepared in accordance accounting principles generally accepted in the United States. All material inter-company accounts and transactions have been eliminated in consolidation.

Reclassifications - Certain prior year amounts were reclassified to conform to current period presentation.

Foreign currency translation - The Company considers the functional currency to be the local currency and, accordingly, their financial information is translated into U.S. dollars using exchange rates in effect at year-end for assets and liabilities and average exchange rates during each reporting period for the results of operations. Adjustments resulting from translation of foreign subsidiaries' financial statements are included as a component of other comprehensive income (loss) within stockholders' equity.

Revenue and expense recognition - The Company recognizes revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101") as modified by Securities and Exchange Commission Staff Accounting Bulletin No.104. Under
SAB 101, revenue is recognized at the point of passage to the customer of title and risk of loss, there is persuasive evidence of an arrangement, the sales price is determinable, and collection of the resulting receivable is reasonably assured. The Company generally recognizes revenue at the time of delivery of goods. Sales are reflected net of discounts and returns.

                                                                            F25

Allowance for doubtful accounts - The allowance for doubtful accounts is an estimate made by management, based upon current information, to reserve for potential credit losses in the future. While these losses have been within management's expectations in the past, it is reasonably possible that the allowance for doubtful accounts will need to be revised in the future to reflect changing information and conditions.

Inventory - Inventory is comprised of finished goods held for sale and is stated at lower of cost or market value. Cost is determined by the average cost method. The Company estimates the realizable value of inventory based on assumptions about forecasted demand, market conditions and obsolescence. If the estimated realizable value is less than cost, the inventory value is reduced to its estimated realizable value. If estimates regarding demand and market conditions are inaccurate or unexpected changes in technology affect demand, the Company could be exposed to losses in excess of amounts recorded.

Goodwill and intangible asset - In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. Under
SFAS No. 142, goodwill and intangible assets with indefinite lives are no longer amortized but are reviewed annually (or more frequently if impairment indicators arise) for impairment.

According to this statement, goodwill and intangible assets with indefinite lives are no longer subject to amortization, but rather an annual assessment of impairment by applying a fair-value based test. Fair value for goodwill is based on discounted cash flows, market multiples and/or appraised values as appropriate. Under SFAS No. 142, the carrying value of assets are calculated at the lowest level for which there are identifiable cash flows.

The Company has goodwill $4,423,383 as of January 31, 2007 , which in the opinion of management, no impairment is deemed necessary.

SFAS 142 requires the Company to compare the fair value of the reporting unit to its carrying amount on an annual basis to determine if there is potential impairment. If the fair value of the reporting unit is less than its carrying value, an impairment loss is recorded to the extent that the fair value of the goodwill within the reporting unit is less than its carrying value.

Stock based compensation - On January 1, 2006, the Company adopted SFAS No. 123
(R) "Share-Based Payment" which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including employee stock options and employee stock purchases related to a Employee Stock Purchase Plan based on the estimated fair values.

Earnings (loss) per share - The Company reports earnings (loss) per share in accordance with SFAS No. 128, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings
(loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since the effect of the assumed exercise of options and warrants to purchase common shares would have an anti-dilutive effect.

                                                                            F26

Comprehensive income (loss) - The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners or distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under the current accounting standards as a component of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income is displayed in the statement of shareholder's equity and in the balance sheet as a component of shareholder's equity.

3.      VITAL PRODUCTS, INC.

As discussed in Note 1, the Company sold its Child Care division to Vital Products, Inc. ("Vital") in June 2005 in exchange for 1,000,000 shares of Vital's common stock. Investment in Vital totaling $250,000 consist of the 1,000,000 shares of common stock in Vital representing less than 10% of the outstanding shares, reflected at cost.

The Company also has amounts due from Vital Products, Inc. for monies loaned consisting of the following at January 31, 2007 and July 31, 2006:

                                                      January 31,     July 31,
                                                         2007           2006
                                                      ----------   -----------
Note receivable plus accrued interest, interest rate
  at 20% per annum, unsecured and due on
   demand (past due maturity of July 5, 2007)         $ 900,000     $ 900,000
Note receivable plus accrued interest, interest rate
  at 20% per annum, unsecured and due on
   demand (past due maturity of June 15, 2007)          306,000       306,000
Accrued interest on notes receivable                    139,576             -
                                                    ------------  -----------
                                                    $ 1,345,576   $ 1,206,000
                                                    ============  ===========



4.      LOAN PAYABLE TO RELATED PARTY

Loans payable to related party totaling $497,354 at January 31, 2007, is comprised of advances from a business entity which the Company's Chief Executive Officer and President is the owner. The advances are due on demand, unsecured and non-interest bearing.


5       NOTES PAYABLE

Notes payable totaling $519,994 at January 31, 2007 and $194,019 at
July 31, 2006 are comprised of notes from the acquisition of Island Corporation and Solutions in Computing as discussed in Note 2, and Synnex Canada Limited. The notes payables related to Island Corporation and Solutions in Computing totaling $66,626 are non-interest bearing and required to be paid starting in January 2006 and ending February 2007. The note payable related to Synnex totaling $453,368 is unsecured, bearing interest of 6% annually, maturing
April 23, 2007, and weekly payments of both principal and interest of $60,000.

                                                                            F27

6       LONG TERM DEBTS

On November 30, 2005, the Company issued to Dutchess Private Equities Fund, LP ("Dutchess") a promissory note in the amount of $800,000 for a purchase price of $640,000. The note was due and payable in full on November 30, 2006. Other than the $160,000 discount inherent in the purchase price, the note is non-interest bearing. The note will be repaid using 50% of the proceeds of each put notice delivered by the Company to Dutchess or $66,667 per month.
The note has been fully paid.


In connection with the note, the Company paid Dutchess a facility fee of $40,000 and issued to Dutchess 180,000 shares of common stock as incentive shares with a fair value of $153,000. The $40,000 fee, $160,000 inherent discount and $153,000 incentive shares in the note are being amortized to debt discount cost over the term of the note.

On January 6, 2006, the Company issued to Dutchess a promissory note in the amount of $1,250,000 for a purchase price of $1,000,000. The note is due and payable in full on June 30, 2007. Other than the $250,000 discount inherent in the purchase price, the note is non-interest bearing. The note will be repaid using 50% of the proceeds of each put notice delivered by the Company to Dutchess or $69,445 per month. As of January 31, 2007, the unpaid principal balance totaled $313,643

In connection with the note, the Company paid Dutchess a facility fee of $65,000 and issued 280,000 shares of common stock as incentive shares with a fair value of $224,000. The $65,000 fee, $250,000 inherent discount and $224,000 incentive shares in the note are being amortized to debt discount cost over the term of the note. As of January 31, 2007, the unamortized debt discount totaled $179,667.

On July 14, 2005, the Company executed a convertible debt facility with Laurus Master Fund, Ltd. ("Laurus") granting access to borrow up to $5,500,000. This financing consisted of a $500,000 secured term loan (the "Term Note") and a $5,000,000 secured revolving note (the "Revolving Note"). The Revolving Note was effectuated through a $2,500,000 convertible minimum borrowing note and provided for advances of up to 90% of eligible accounts receivable. To the extent the Company repaid the amount outstanding under the Revolving Note and/or Laurus converted amounts due under the Revolving Note into Common Stock, the Company could reborrow or make additional borrowings, provided that the aggregate amount outstanding did not exceed the eligible accounts receivable. As of January 31, 2007, the unpaid principal balances totaled $3,393,912

Both the $500,000 Term Note and the $2,500,000 Convertible Minimum Borrowing Note (together the "Notes") provided for conversion, at the option of Laurus, of the amounts outstanding into the Company's common stock at a fixed conversion price of $1.02 per share (the "Fixed Conversion Price"). In the event that the Company issued common stock or derivatives convertible into our common stock for a price less than $1.02 per share, then the price at which Laurus may convert its shares was reset to that lower price. The conversion prices under the Notes are subject to equitable adjustment for stock splits, stock dividends and similar events. Laurus was obligated to convert scheduled principal and interest payments under the Term Note when (i) a registration statement became effective with respect to the shares of common stock underlying the indebtedness, (ii) the five (5) day average market price of the Company's common stock was 115% of the Fixed Conversion Price, and
(iii) certain trading volume criteria had been met. Using the Black-Scholes option pricing model, the Company determined the fair value of the conversion feature related to the Notes was $2,365,000 if the full $5,500,000 available under the note was advanced. The assumptions used in the fair value calculation for the warrants were as follows: stock price of $1.03, exercise

                                                                            F28
price of $1.02, weighted average term of three (3) years, volatility (annual) of 59%, dividends rate of 0% and a risk free interest rate of 3.0%. Accordingly, the fair value per share of the warrants was calculated to be $0.43 per share. As a result of the beneficial conversion feature, a discount on debt issued of $2,900,000 was recorded and is being amortized to interest expense over the three year life of the debt agreement.

As part of the transaction, the Company also issued Laurus a seven-year warrant to purchase 1,420,000 shares of its common stock at a price of $1.11 per share. The fair market value of the warrants issued was determined to be $869,000 using the Black-Scholes option pricing model. The assumptions used in the fair value calculation of the warrants were as follows: stock price of $1.03, exercise price of $1.11, weighted average term of seven (7) years, volatility of 59%, dividend rate of 0% and a risk free interest rate of 3.0%. Accordingly, the fair value per share of the warrants was calculated to be $0.61 per share. The Company will amortize this relative fair value of the stock and warrants to interest expense over the three (3) year life of the debt agreement, using the interest method. The loan costs, conversion feature and warrants issued in connection with the Notes, result in an effective interest rate on the debt of approximately 90%.

The Notes bear annual interest at the prime rate (as reported in the Wall Street Journal) plus 2% subject to a floor of eight percent, and mature in three years. The interest rate on the Notes will be decreased by 2.0% for every 25% increase in the market value of the Company's common stock above the Fixed Conversion Price up to a minimum of 0.0%. Monthly interest payments on the Notes began August 1, 2005. Monthly amortizing payments of principal on the Term Note, equal to $15,625, are payable on the first day of each month commencing December 1, 2005. The final principal amortization payment on the Term Note is due December 1, 2005. Under the Term Note, if monthly payments of interest and principal are made in cash rather than converted to shares of common stock, the Company will pay Laurus 100% of the then monthly amount due. Prepayments under the Term Note are subject to a premium in the amount of 30% of the principal being repaid. The Revolving Note terminates, and borrowings thereunder become due July 14, 2008.

The Notes also require the Company to have an effective registration statement covering the common stock underlying the conversion feature of the Notes and the Warrants issued in connection with the Notes.


As of January 31, 2007, the outstanding balance of the term loan is $188,250. We intend to use the revolving note as our primary source of financing.
As of January 31, 2007, the balance of the revolving note is  $3,205,662.


At January 31, 2007, $1,794,338 remains available for borrowing under the Revolving Note.

On January 13, 2006, the Company agreed to revise the financing facility with Laurus. The revised facility consists of (i) a $500,000 Secured Convertible Note (ii) a Secured Convertible Minimum Borrowing Note, and (iii) a Secured Revolving Note (collectively, the "Amended and Restated Notes"). The Amended and Restated Notes are secured by a security interest in substantially all of the Company assets.

Pursuant to the Agreement, the Company and Laurus agreed to amend the conversion price to $0.50. In addition, the Company and Laurus agreed to amend the exercise price of the warrants to $0.65.

                                                                            F29

The modification of the convertible notes and attached warrants, as described in the revised facility, has been accounted for as a debt extinguishment and the issuance of a new debt instrument in accordance with EITF 96-19, "Debtor's Accounting for a Modification of Debt Instruments". Accordingly, in connection with extinguishment of the original debt, the Company recognized a $633,479 loss.

The Amended and Restated Notes were assigned fair value at January 13, 2006, as follows:

   Principal                                          $    3,600,000
   Less:
     Stock warrants issued in connection with revised
       facility                                             (618,166)
     Value of beneficial conversion features             ( 1,036,392)
                                                      ---------------
   Fair value of modified convertible notes           $    1,945,442
                                                      ===============

The assumptions used in the fair value calculation of the stock warrants and beneficial conversion features at January 13, 2004 using the Black-Scholes option pricing model were as follows:

                                             Beneficial
                                             Conversion
                                 Warrants    Feature
                                ---------    -----------
   Stock price                  $    0.47    $     0.47
   Exercise price               $    0.65    $     0.50
   Term                         6.5 years     2.5 years
   Volatility (annual basis)         140%          140%



As of January 31, 2007, the unamortized debt discount associated to the Laurus notes totaled $970,885.

On December 6, 2006, the Company issued to Dutchess a convertible promissory note in the  amount of $1,937,000 for a purchase price of $1,550,000. The note is due and payable in full on July 11, 2008. Other than the $387,000 discount inherent in the purchase price, the note is non-interest bearing. The note payment on this note calls for monthly payments of $60,000 from January 10, 2007 through July 10, 2007 and monthly payments of $126,500 from August 10, 2007 and thereafter until the face amount of the note is paid in full. The $387,000 inherent discount is being amortized as debt discount over the term of the note. As of January 31, 2007, the unpaid principal balance totaled $1,877,000 and the unamortized inherent discount totaled $356,447.

In connection with the note, the Company paid Dutchess a facility fee of $90,000 and agreed to issue 400,000 shares of common stock as incentive shares with a fair value of $264,000. The $90,000 fee and $264,000 incentive shares in the note are being amortized as loan fees cost over the term of the note. As of January 31, 2007, the unamortized loan fees totaled $ 356,447. The note is convertible into shares of common stock at the election of the note holder. The conversion rate is at the lesser of (i) 50% of the lowest closing bid price during the 15 trading days preceding the conversion notice or (ii) 100% of the lowest bid price for the 20 days immediately preceding the convertible closing date. The convertible promissory note agreement contains a conversion limit which limits the ability of Dutchess to convert the note to not exceed 4.99% of the Company's outstanding shares of common stock at any given time.

                                                                            F30

The Company has determined the Dutchess convertible promissory note contains a beneficial conversion feature and qualifies for treatment under Emerging Issue Task Force No. 00-27. The beneficial conversion feature was value at $1,196,000 under the intrinsic model. The beneficial conversion feature been accounted for as a debt discount which is being amortized and treated as interest expense over the term of the convertible promissory. For the six months ended January 31, 2007, the Company amortized a total of $122,368 with an unamortized balance of $1,101,579

The following is a maturity schedule of these long-term debts for the next two years:


        2007                   $1,620,143
        2008                    3,964,412
                                ----------
                               $5,584,555
                                ==========

7.    STOCKHOLDERS' EQUITY

On August 10, 2006, the Company's common stock was adjusted to take into account a 50-to-1 reverse stock split. The Company's common stock have been adjusted on retroactive basis, accordingly, all balance all previous balances have been adjusted for this reverse stock split.

In August 2006, the Company's Chief Executive Officer converted 2,800 shares of preferred stock into 280,000 shares of common stock.

In August 2006, a business entity owned by the Company's Chief Executive Officer converted 3,334 shares of preferred stock into 333,400 shares of common stock.

In September 2006, an individual converted 1,100 shares of preferred stock into 110,000 shares of common stock.

In October 2006, an individual converted 1,900 shares of preferred stock into 190,000 shares of common stock.

In October 2006, the Company's Chief Executive Officer converted 1,000 shares of preferred stock into 100,000 shares of common stock.

In October 2006, a business entity owned by the Company's Chief Executive Officer converted 5,000 shares of preferred stock into 500,000 shares of common stock.

In November 2006, a business entity owned converted 1,200 shares of preferred stock into 120,000 shares of common stock.

In December 2006, the Company's Chief Executive Officer converted 37,866 shares of preferred stock into 3,786,600 shares of common stock.

In December 2006, a business entity owned by the Company's Chief Executive Officer converted 800 shares of preferred stock into 80,000 shares of common stock.

In December 2006, the Company issued 630,000 shares of common stock to three individuals for services totaling $100,800.

During the six months ended January 31, 2007, there were no new stock options or warrants granted.

                                                                            F31



INFINITY TECHNOLOGIES INC.
Financial Statements
December 31, 2004
(Canadian Dollars)


INFINITY TECHNOLOGIES INC.

INDEX
December 31, 2004

(Canadian Dollars)


                                                                         Page

INDEPENDENT AUDITORS' REPORT ..............................................F33


FINANCIAL STATEMENTS

Balance Sheet - Statement I ...............................................F34

Statement of Operations - Statement II ....................................F35

Statement of Shareholders' Equity - Statement III .........................F36

Statement of Cash Flows - Statement IV ....................................F37


NOTES TO FINANCIAL STATEMENTS ........................................F39- F41


Index Unaudited June 30, 2005 Financial Statements.........................F42



                                                                            F32

                        INDEPENDENT AUDITORS' REPORT


Board of Directors and Shareholders of
Infinity Technologies Inc.


We have audited the accompanying balance sheets of Infinity Technologies Inc. as at December 31, 2004 and 2003 and the statements of operations, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management.
Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). These standards require that we plan and perform the audit accounting to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at December 31, 2004 and 2003 and the results of its operations and its cash flows for each of the two years then ended in conformity with accounting principles generally accepted in the United States of America.





                                                    /s/Danziger & Hochman
                                                    ---------------------
Toronto, Ontario                                    Danziger & Hochman
September 16, 2005                                  Chartered Accountants

                                                                            F33

INFINITY TECHNOLOGIES INC.                                         Statement I
Balance Sheet
As at December 31, 2004 and 2003
(Canadian Dollars)



                                                          2004            2003
                                                  ------------     -----------

ASSETS
    Current
        Cash                                      $     35,709     $         -
        Accounts receivable                          5,125,714       5,411,486
        Prepaid expenses                                     -          24,654
        Inventories                                    189,926         274,185
        Deferred tax asset (note 5)                          -          43,600
                                                  ------------     -----------
                                                     5,351,349       5,753,925
                                                  ------------     -----------
    Property and equipment (note 3)                    153,821          98,586

                                                    $5,505,170      $5,852,511
                                                  ============     ===========

LIABILITIES
    Current
        Bank indebtedness (note 4)                $         -      $   715,843
        Accounts payable and accrued liabilities    4,288,100        3,979,123
        Current portion of long-term debt (note 6)     67,200           67,200
                                                  ------------     -----------
                                                    4,355,300        4,762,166

    Long-term debt (note 6)                            22,400           89,600
    Due to related parties (note 7)                    89,500           89,500
                                                  ------------     -----------
                                                    4,467,200        4,941,266
                                                  ------------     -----------
SHAREHOLDERS' EQUITY - Statement III

Capital stock (note 8)                                    100              100

Retained earnings                                   1,037,870          911,145
                                                  ------------     -----------
                                                    1,037,970          911,245
                                                  ------------     -----------
                                                   $5,505,170      $ 5,852,511
                                                  ============     ===========
Contingent liability (note 10)
                                                                            F34

INFINITY TECHNOLOGIES INC.                                         Statement II
Statement of Operations
For the Years Ended December 31, 2004 and 2003
(Canadian Dollars)

                                                          2004            2003
                                                  ------------     -----------

Sales                                              $24,426,801     $26,413,258

Cost of sales                                       21,253,866      23,109,445
                                                  ------------     -----------
Gross profit                                         3,172,935       3,303,813


Operating costs
    Selling and sales support                          943,794       1,055,379
    General and administrative                       1,956,871       1,768,523
    Advertising and promotion                           56,316          47,376
    Amortization of property and equipment              45,629          38,026
                                                  ------------     -----------
                                                     3,002,610       2,909,304
                                                  ------------     -----------
Income before income taxes                             170,325         394,509
                                                  ------------     -----------
Income taxes - current                                  43,600         130,586
                                                  ------------     -----------
Net income for the year                          $     126,725   $     263,923
                                                  ============     ===========
Net income per share                             $    1,267.25   $    2,639.23
                                                  ============     ===========
Weighted average number of common shares
    outstanding (note 11)                                  100             100
                                                  ============     ===========

                                                                            F35

INFINITY TECHNOLOGIES INC.                                        Statement III
Statement of Shareholders' Equity
For the Years Ended December 31, 2004 and 2003
(Canadian Dollars)



                                                Common    Retained
                                                Stock     Earnings        Total
                                                -----  -----------  -----------

Balance, December 31, 2002                      $ 100  $   647,222  $   647,322

Net income for the year - Statement II              -      263,923      263,923
                                                -----  -----------  -----------
Balance, December 31, 2003                        100      911,145      911,245

Net income for the year - Statement II              -      126,725      126,725
                                                -----  -----------  -----------

Balance, December 31, 2004                      $ 100  $ 1,037,870  $ 1,037,970
                                                =====  ==========-  ===========

                                                                            F36

INFINITY TECHNOLOGIES INC.                                         Statement IV
Statement of Cash Flows
For the Years Ended December 31, 2004 and 2003
(Canadian Dollars)

                                                             2004         2003
                                                     ------------    ---------
CASH PROVIDED BY (USED IN)
    OPERATING ACTIVITIES
        Net income for the year - Statement II          $ 126,725     $263,923
        Adjustments to reconcile net income to net
            cash provided by operating activities
                Amortization of property and equipment     45,629       38,026
                Accounts receivable                       285,772     (582,440)
                Deferred tax asset                         43,600      130,586
                Income taxes payable                            -     ( 36,803)
                Prepaid expenses                           24,654     (  7,356)
                Inventories                                84,259     ( 70,718)
                Accounts payable and accrued liabilities  308,977     (550,739)
                                                     ------------    ---------
    Net cash provided by (used in) operating activities   919,616     (815,521)
                                                     ------------    ---------

    CASH FLOWS USED IN INVESTING ACTIVITIES
        Purchase of property and equipment               (100,864)    (  8,867)
                                                     ------------    ---------
    Net cash (used in) investing activities              (100,864)    (  8,867)
                                                     ------------    ---------

    CASH FLOWS PROVIDED BY (USED IN) FINANCING
        ACTIVITIES
        Repayment of long-term debt                      ( 67,200)    ( 44,800)
                                                     ------------    ---------
    Net cash provided by (used in) financing activities  ( 67,200)    ( 44,800)
                                                     ------------    ---------
NET INCREASE (DECREASE) IN CASH DURING THE YEAR           751,552     (869,188)

CASH (BANK INDEBTEDNESS), BEGINNING OF YEAR              (715,843)     153,345
                                                     ------------    ---------
CASH (BANK INDEBTEDNESS), END OF YEAR                   $  35,709    ($715,843)
                                                     ============    =========


                                                                            F37

INFINITY TECHNOLOGIES INC.
Notes to Financial Statements
As at December 31, 2004
(Canadian Dollars)



1.      BACKGROUND INFORMATION

        Nature of Operations

        The Company was incorporated on March 10, 1988 under the Ontario Business Corporations Act and is a wholly-owned subsidiary of 1066865 Ontario Inc. The Company is in the business of computer hardware and software sales, service and consulting.


2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Accounting Principles

        The Company's accounting and reporting policies conform to generally accepted accounting principles and industry practice in the United States. The financial statements are prepared in Canadian dollars.

        Fair Value of Financial Instruments

        The Company's estimate of the fair value of cash, accounts receivable, bank indebtedness, accounts payable and accrued liabilities, long term debt and due to related parties approximates the carrying value.

        Inventories

        Inventories are stated at the lower of cost (determined on a weighted average basis) and replacement cost. Inventories are comprised of finished goods.

        Property and equipment

        Property and equipment are stated at the lower of cost, net of accumulated amortization and net recoverable amount. Property and equipment are amortized over their estimated useful lives. The annual rates and methods used are as follows:

        Furniture                       20% declining balance
        Equipment                       30% declining balance
        Computer hardware               30% declining balance
        Computer software               30% declining balance
        Leasehold improvements          straight-line over the lease term

        Income Taxes

        The Company accounts for its income taxes under the liability method specified by Statement of Financial Accounting Standards (SFAS) No.109, Accounting for Income Taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of asset and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse. Deferred tax expense is the result of changes in deferred tax assets and liabilities.
                                                                            F38

INFINITY TECHNOLOGIES INC.
Notes to Financial Statements
As at December 31, 2004
(Canadian Dollars)


2.      SUMMARY OF SIGNIFICANT ACCOUNT POLICIES (continued)

        Comprehensive Income

        The Company has adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners or distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under the current accounting standards as a component of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income is displayed in the statement of shareholder's equity and in the balance sheet as a component of shareholder's equity.

        Use of Estimates

        The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Actual results could differ from those estimates.


3.      PROPERTY AND EQUIPMENT

                                           Accumulated       2004         2003
                                    Cost  Amortization        Net          Net

        Furniture               $ 32,304     $  21,699  $  10,605    $  13,256
        Equipment                 44,165        33,319     10,846        2,307
        Computer hardware        201,209       107,756     93,453       24,214
        Computer software        100,187        73,289     26,898       41,639
        Leasehold improvements    29,467        17,448     12,019       17,170
                                --------     ---------  ---------    ---------
                                $407,332      $253,511   $153,821    $  98,586
                                ========     =========  =========    =========


4.      BANK INDEBTEDNESS

        The Company has an operating facility with the Royal Bank of Canada of up to $650,000 bearing interest at the bank's prime lending rate plus 2.25%. The facility is secured by a general security agreement covering all assets of the Company and personal guarantees by two of the Company's officers supported by bank deposits and real property. As at December 31, 2004, the Company had drawn $nil (2003 - $235,000).

                                                                            F39

INFINITY TECHNOLOGIES INC.
Notes to Financial Statements
As at December 31, 2004
(Canadian Dollars)

5.      INCOME TAXES

        The approximate income tax effect of the temporary differences comprising the net deferred tax asset is approximately as follows:

                                                        2004             2003
                                                    --------        ---------
        Non-capital losses carried forward          $      -        $ 198,256
        Enacted tax rate - 22%
        Deferred tax asset                                 -           43,600
        Less:  Valuation allowance                         -                -
                                                    --------        ---------
        Net deferred tax asset                      $      -        $  43,600
                                                    ========        =========

        In assessing the realizability of future tax assets, management considers whether it is more likely than not that some portion or all of the future tax assets will not be realized. The ultimate realization of future tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of future tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

        Reconciliation of the statutory Canadian federal income tax to the Company's effective tax:

                                                        2004            2003
                                                    --------       ---------
        Provision at federal statutory rate             22.1            24.1
        Provincial taxes                                14.0            12.5
        Non-deductible expenses and other                3.4             5.3
        Small business deduction                       (17.5)         (  8.8)
                                                    ---------       ---------
        Effective tax rate                              22.0%           33.1%
                                                    =========       =========
6.      LONG-TERM DEBT

                                                        2004            2003
                                                    --------        ---------
        Bank loan, secured, requiring monthly
          principal repayments of $5,600 plus
          interest, bearing interest at the
          daily floating base interest rate
          plus 3% per annum plus additional
          interest in the form of a royalty
          on sales equal to 0.0561% of its
          gross sales, due April 2006.             $  89,600        $156,800
        Less:  Current portion                        67,200          67,200
                                                    --------        --------
                                                   $  22,400        $ 89,600
                                                    ========        ========

        The loan is secured by a general security agreement providing subordinated security on all of the Company's assets, a joint and several guarantees by two of the Company's officers for 25% of the loan outstanding, the assignment of $400,000 life insurance on two of the Company's officers, and the assignment of shareholder's loans totaling $89,500 (note 7). During the year, principal repayments of $67,200 were made on this loan and interest expense amounted to $11,364 (2003 - $17,356).
                                                                             F40

INFINITY TECHNOLOGIES INC.
Notes to Financial Statements
As at December 31, 2004
(Canadian Dollars)


7.      RELATED PARTY TRANSACTIONS

        The amount of $89,500 (2003 - $89,500) due to the shareholders of the parent company, 1066865 Ontario Inc., is non-interest bearing and has no fixed repayment terms. The amount due to shareholders is subordinated in accordance with an assignment of shareholder's loans.


8.      CAPITAL STOCK

        Authorized
            Unlimited common shares, voting
            Unlimited Series A, preferred shares, non-voting, with a 9%
              non-cumulative dividend
            Unlimited Series B, preferred shares, non-voting

        Issued
                                                        2004              2003
                                                       -----             -----
        100 common shares (2003 - 100)                  $100              $100
                                                       =====             =====

9.      LEASE COMMITMENTS

        The Company is committed under operating leases for an automobile and certain equipment. The aggregate minimum annual rentals under these arrangements are approximately as follows:

                2005    $14,000
                2006    $12,000


10.     CONTINGENT LIABILITY

        A legal action has been initiated against the Company for breach of a rental agreement in the amount of $82,000. The ultimate outcome and loss are not determinable at this time. An amount of $30,000 has been provided for in these financial statements with respect to this claim. Any additional loss, if any, sustained on the ultimate resolution of this claim will be accounted for in the year of settlement.


11.     BASIC NET INCOME PER SHARE

        Basic net income per share figures are calculated using the weighted average number of common shares outstanding computed on a daily basis.

                                                                            F41

INFINITY TECHNOLOGIES INC.
Unaudited Financial Statements
June 30, 2005
(Canadian Dollars)

INFINITY TECHNOLOGIES INC.

INDEX
June 30, 2005
(Canadian Dollars)


                                                                         Page


 FINANCIAL STATEMENTS

 Unaudited Balance Sheet - Statement I ....................................F43

 Unaudited Statement of Operations - Statement II .........................F44

 Unaudited Statement of Shareholders' Equity - Statement III ..............F45

 Unaudited Statement of Cash Flows - Statement IV .........................F46


 NOTES TO FINANCIAL STATEMENTS ......................................F47 - F50




                                                                            F42

 INFINITY TECHNOLOGIES INC.                                         Statement I
 Unaudited Balance Sheet
 As At June 30, 2005
 (Canadian Dollars)


                                                       June 30,    December 31,
                                                           2005            2004
                                                   ------------     -----------

 ASSETS
     Current
         Cash                                      $    517,430     $    35,709
         Accounts receivable                          3,356,196       5,125,714
         Income taxes recoverable                        36,238               -
         Prepaid expenses                                18,564               -
         Inventories                                    370,479         189,926
                                                   ------------     -----------
                                                      4,298,907       5,351,349

     Property and equipment (note 3)                    153,137         153,821
                                                   ------------     -----------
                                                     $4,452,044     $ 5,505,170
                                                   ============     ===========

 LIABILITIES
     Current
         Accounts payable and accrued liabilities    $3,570,206     $ 4,288,100
         Current portion of long-term debt (note 6)      56,000          67,200
                                                   ------------     -----------
                                                      3,626,206       4,355,300

     Long-term debt (note 6)                                  -          22,400
     Due to related parties (note 7)                     89,500          89,500
                                                   ------------     -----------
                                                      3,715,706       4,467,200
                                                   ------------     -----------

 SHAREHOLDERS' EQUITY - Statement III

 Capital stock (note 8)                                     100             100

 Retained earnings                                      736,238       1,037,870
                                                   ------------     -----------
                                                        736,338       1,037,970
                                                   ------------     -----------
                                                     $4,452,044     $ 5,505,170
                                                   ============     ===========

                                                                            F43

 INFINITY TECHNOLOGIES INC.                                         Statement II
 Unaudited Statement of Operations
 For The Six Months Ended June 30, 2005
 (Canadian Dollars)

                                                    For The Six         For The
                                                   Months Ended      Year Ended
                                                  June 30, 2005   Dec. 31, 2004
                                                  -------------   -------------

 Sales                                             $ 11,987,614    $ 24,426,801

 Cost of sales                                       10,234,049      21,253,866
                                                  -------------   -------------
 Gross profit                                         1,753,565       3,172,935
                                                  -------------   -------------

 Operating costs
     Selling and sales support                          521,558         943,794
     General and administrative                       1,528,495       1,956,871
     Advertising and promotion                           15,816          56,316
     Amortization of property and equipment              25,566          45,629
                                                  -------------   -------------
                                                      2,091,435       3,002,610
                                                  -------------   -------------
 Income before income taxes                            (337,870)        170,325
                                                  -------------   -------------
 Income taxes - current                                 (36,238)         43,600
                                                  -------------   -------------
 Net income (loss) for the period                 ($    301,632)   $    126,725
                                                  =============    ============
 Net income (loss) per share for the period       ($   3,016.32)   $   1,267.25
                                                  =============    ============
 Weighted average number of common shares
     outstanding (note 9)                                   100             100
                                                  =============    ============

                                                                            F44

 INFINITY TECHNOLOGIES INC.                                       Statement III
 Unaudited Statement of Shareholders' Equity
 For the Six Months Ended June 30, 2005
 (Canadian Dollars)



                                                 Common    Retained
                                                 Stock     Earnings       Total
                                                 -----  ----------- -----------
 Balance, December 31, 2003                        100      911,145     911,245

 Net income for the year - Statement II              -      126,725     126,725
                                                 -----  ----------- -----------
 Balance, December 31, 2004                        100    1,037,870   1,037,970

 Net income (loss) for the period - Statement II     -    ( 301,632)  ( 301,632)
                                                 -----  ----------- -----------
 Balance, June 30, 2005  $                         100   $  736,238  $  736,338
                                                 =====  =========== ===========

                                                                            F45

 INFINITY TECHNOLOGIES INC.                                        Statement IV
 Unaudited Statement of Cash Flows
 For the Six Months Ended June 30, 2005
 (Canadian Dollars)

                                                      For The Six       For The
                                                     Months Ended    Year Ended
                                                    June 30, 2005  Dec.31, 2004
                                                    -------------  ------------

 CASH PROVIDED BY (USED IN)
     OPERATING ACTIVITIES
         Net income (loss) for the period - Statement II ($301,632) $ 126,725 Adjustments to reconcile net income to net cash provided by operating activities
                 Amortization of property and equipment     25,566      45,629
                 Accounts receivable                     1,769,518     285,772
                 Deferred tax asset                              -      43,600
                 Income taxes recoverable                  (36,238)          -
                 Prepaid expenses                          (18,564)     24,654
                 Inventories                              (180,553)     84,259
                 Accounts payable and accrued liabilities (717,895)    308,977
                                                        ----------- ----------
     Net cash provided by (used in) operating activities   540,202     919,616
                                                        ----------- ----------

     CASH FLOWS USED IN INVESTING ACTIVITIES
         Purchase of property and equipment               ( 24,881)   (100,864)
                                                        ----------- ----------
     Net cash (used in) investing activities              ( 24,881)   (100,864)
                                                        ----------- ----------

     CASH FLOWS PROVIDED BY (USED IN) FINANCING
         ACTIVITIES
         Repayment of long-term debt                      ( 33,600)   ( 67,200)
                                                        ----------- ----------
     Net cash provided by (used in) financing activities  ( 33,600)   ( 67,200)
                                                        ----------- ----------
 NET INCREASE IN CASH DURING THE PERIOD                    481,721     751,552

 CASH (BANK INDEBTEDNESS), BEGINNING OF PERIOD              35,709    (715,843)
                                                        ----------- ----------
 CASH, END OF PERIOD                                     $ 517,430   $  35,709
                                                        =========== ==========

                                                                           F46

 INFINITY TECHNOLOGIES INC.
 Notes to Unaudited Financial Statements
 As at June 30, 2005
 (Canadian Dollars)



 1.      BACKGROUND INFORMATION

         Nature of Operations

         The Company was incorporated on March 10, 1988 under the Ontario Business Corporations Act and is a wholly-owned subsidiary of 1066865 Ontario Inc. The Company is in the business of computer hardware and software sales, service and consulting.


 2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Accounting Principles

         The Company's accounting and reporting policies conform to generally accepted accounting principles and industry practice in the United States. The financial statements are prepared in Canadian dollars.

         Fair Value of Financial Instruments

         The Company's estimate of the fair value of cash, accounts receivable, bank indebtedness, accounts payable and accrued liabilities, long term debt and due to related parties approximates the carrying value.

         Inventories

         Inventories are stated at the lower of cost (determined on a weighted average basis) and replacement cost. Inventories are comprised of finished goods.

         Property and equipment

         Property and equipment are stated at the lower of cost, net of accumulated amortization and net recoverable amount. Property and equipment are amortized over their estimated useful lives. The annual rates and methods used are as follows:

         Furniture                       20% declining balance
         Equipment                       30% declining balance
         Computer hardware               30% declining balance
         Computer software               30% declining balance
         Leasehold improvements          straight-line over the lease term

         Income Taxes

         The Company accounts for its income taxes under the liability method specified by Statement of Financial Accounting Standards (SFAS)
         No. 109, Accounting for Income Taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of asset and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse. Deferred tax expense is the result of changes in deferred tax assets and liabilities.

                                                                           F47

 INFINITY TECHNOLOGIES INC.
 Notes to Unaudited Financial Statements
 As at June 30, 2005
 (Canadian Dollars)


 2.      SUMMARY OF SIGNIFICANT ACCOUNT POLICIES (continued)

         Comprehensive Income

         The Company has adopted Statement of Financial Accounting
         Standards No. 130 ("SFAS 130"), "Reporting Comprehensive
         Income", which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners or distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under the current accounting standards as a component of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income is displayed in the statement of shareholder's equity and in the balance sheet as a component of shareholder's equity.

         Use of Estimates

         The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Actual results could differ from those estimates.


 3.      PROPERTY AND EQUIPMENT
                                                           June 30,    Dec. 31,
                                             Accumulated       2005        2004
                                    Cost    Amortization        Net         Net

         Furniture             $  32,304       $  22,760  $   9,544    $  10,605
         Equipment                44,165          34,946      9,219       10,846
         Computer hardware       224,591         124,024    100,567       93,453
         Computer software       101,687          77,324     24,363       26,898
         Leasehold improvements   29,467          20,023      9,444       12,019
                               ---------    ------------  ---------    ---------
                               $ 432,214        $279,077  $ 153,137    $ 153,821
                               =========    ============  =========    =========


 4.      BANK INDEBTEDNESS

         The Company has an operating facility with the Royal Bank of Canada of up to $650,000 bearing interest at the bank's prime lending rate plus 2.25%. The facility is secured by a general security agreement covering all assets of the Company and personal guarantees by two of the Company's officers supported by bank deposits and real property. As at June 30, 2005, the Company had drawn $nil
         (December 31, 2004 - $nil).



                                                                            F48

 INFINITY TECHNOLOGIES INC.
 Notes to Unaudited Financial Statements
 As at June 30, 2005
 (Canadian Dollars)

 5.      INCOME TAXES

         The approximate income tax effect of the temporary differences comprising the net deferred tax asset is approximately as follows:


                                                June 30, 2005    Dec. 31, 2004
                                                -------------    -------------
         Non-capital losses carried forward         $ 168,031         $      -
                                                -------------    -------------
         Enacted tax rate - 30.7%
         Deferred tax asset                         $  51,586         $      -
         Less:  Valuation allowance                    51,586                -
                                                -------------    -------------
         Net deferred tax asset                     $       -         $      -
                                                =============    =============

         In assessing the realizability of future tax assets, management considers whether it is more likely than not that some portion or all of the future tax assets will not be realized. The ultimate realization of future tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of future tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

         Reconciliation of the statutory Canadian federal income tax to the Company's effective tax:


                                                June 30, 2005    Dec. 31, 2004
                                                -------------    -------------
         Provision at federal statutory rate             22.1            22.1
         Provincial taxes                                14.0            14.0
         Non-deductible expenses and other                3.4             3.4
         Small business deduction                      (  8.8)          (17.5)
                                                --------------   -------------
         Effective tax rate                              30.7%           22.0%
                                                ==============   =============

 6.      LONG-TERM DEBT


                                                June 30, 2005    Dec. 31, 2004
                                                -------------    -------------
         Bank loan, secured, requiring monthly
           principal repayments of $5,600 plus
           interest, bearing interest at the
           daily floating base interest rate
           plus 3% per annum plus additional
           interest in the form of a royalty
           on sales equal to 0.0561% of its
           gross sales, due April 2006.             $  56,000       $  89,600
         Less:  Current portion                        56,000          67,200
                                                -------------    ------------
                                                    $       -       $  22,400
                                                =============    ============

         The loan is secured by a general security agreement providing subordinated security on all of the Company's assets, a joint and several guarantees by two of the Company's officers for 25% of the loan outstanding, the assignment of $400,000 life insurance on two of the Company's officers, and the assignment of shareholder's loans totaling $89,500 (note 7). During the period, principal repayments of $33,600 were made on this loan and interest expense amounted to $6,986 (December 31, 2004 - $11,364).


                                                                            F49

 INFINITY TECHNOLOGIES INC.
 Notes to Unaudited Financial Statements
 As at June 30, 2005
 (Canadian Dollars)


 7.      RELATED PARTY TRANSACTIONS

         The amount of $89,500 (2003 - $89,500) due to the parent company, 1066865 Ontario Inc., is non-interest bearing and has no fixed repayment terms. The amount is subordinated in accordance with an assignment of shareholder's loans.


 8.      CAPITAL STOCK

         Authorized
             Unlimited common shares, voting
             Unlimited Series A, preferred shares, non-voting, with a
               9% non-cumulative dividend
             Unlimited Series B, preferred shares, non-voting

         Issued

                                                   June 30, 2005   Dec.31, 2004
                                                   -------------   ------------
         100 common shares (December 31, 2004 - 100)        $100           $100
                                                   =============   ============


 9.      BASIC NET INCOME PER SHARE

         Basic net income per share figures are calculated using the weighted average number of common shares outstanding computed on a daily basis.

                                                                            F50

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The accounting firm of Danziger & Hochman audited our financial statements.
We have had no disagreements with our accountants. Our changes in accountants have been previously reports on Form 8-K.